]
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                              TRANSCRYPT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

  PRELIMINARY COPY; INTENDED RELEASE DATE OF DEFINITIVE COPIES, APRIL 12, 1999

                         TRANSCRYPT INTERNATIONAL, INC.
                               ------------------

                                 NOTICE OF 1999
                         ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                            ------------------------

DATE:      Thursday, May 20, 1999
TIME:      10:00 a.m.
PLACE:     Cornhusker Hotel
           333 South 13th Street
           Lincoln, Nebraska
           68508

                                     [LOGO]

                                                                  April 12, 1999

Dear Stockholder:

    It is my pleasure to invite you to Transcrypt International, Inc.'s 1999 Annual Meeting of Stockholders.

    We will hold the meeting on Thursday, May 20, 1999, at 10:00 a.m. at the Cornhusker Hotel, 333 South 13th Street in Lincoln, Nebraska. In addition to the formal items of business, we will review 1998, give an update of Transcrypt and answer your questions.

    This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business that we will conduct at the meeting and provides information about Transcrypt.

    Your vote is important. Whether you plan to attend the meeting or not, please complete, date, sign and return the enclosed proxy card promptly. If you received more than one proxy card because you own shares registered in different names or at different addresses, please be sure to separately complete and return each proxy card. If you attend the meeting and prefer to vote in person, you may do so.

    Please indicate on the proxy card whether or not you expect to attend the meeting so that we can provide adequate seating.

    It is my honor to thank Terry L. Fairfield for his distinguished service to Transcrypt International. Terry has decided not to stand for re-election to the Board of Directors at this annual meeting after 8 years of serving on the Board for Transcrypt. I wish Terry the very best in his future endeavors and thank him for his contributions at Transcrypt.

    We look forward to seeing you at the meeting.

                                          Sincerely,

                                          Michael E. Jalbert
                                          Chairman of the Board

               4800 NW 1(st) Street, Lincoln, Nebraska 68521-9918

                         TRANSCRYPT INTERNATIONAL, INC
                               ------------------

                                 NOTICE OF 1999
                         ANNUAL MEETING OF STOCKHOLDERS
                                      AND
                                PROXY STATEMENT

                            ------------------------

DATE:      Thursday, May 20, 1999
TIME:      10:00 a.m.
PLACE:     Cornhusker Hotel
           333 South 13th Street
           Lincoln, Nebraska
           68508

Dear Stockholders:

    At our Annual Meeting, we will ask you to:

    - Elect two directors to each serve for a term of three years;

    - Approve the amendment to our Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of voting common stock from 19,400,000 to 25,000,000;

    - Approve the 1999 Non-Employee Director Stock Purchase Plan;

    - Approve the 1999 Executive Officer Stock Purchase Plan;

    - Ratify the selection of KPMG Peat Marwick LLP as independent public accountants for 1999; and

    - Transact any other business that may properly be presented at the Annual Meeting.

    Our Bylaws provide for the nomination of directors at the Meeting in the following manner:

    "Section 7. STOCKHOLDER PROPOSALS AND NOMINATIONS OF DIRECTORS. Nominations for election to the Board of Directors of the Corporation at a meeting of the stockholders may be made by the Board of Directors, or on behalf of the Board of Directors by a Nominating Committee appointed by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of directors at such meeting. Any nominations, other than those made by or on behalf of the Board of Directors, and any proposal by any stockholder to transact any corporate business . . . . shall be made by notice in writing and mailed by certified mail to the Secretary of the Corporation and . . . .
received no later than 35 days prior to the date of the annual meeting; provided, however, that if less than 35 days' notice of a meeting of stockholders is given to the stockholders, such notice of proposed business or nomination by such stockholder shall have been made or delivered to the Secretary of the Corporation not later than the close of business on the seventh day following the day on which the notice of a meeting was mailed. A notice of nominations by stockholders shall set forth as to each proposed nominee who is not an incumbent director (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of stock of the Corporation which are beneficially owned by each such nominee and the nominating stockholder and (iv) any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to
Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section."

    If you were a stockholder of record at the close of business on March 29, 1999, you may vote at the Annual Meeting.

                                          By order of the Board of Directors,
                                          R. Andrew Massey
                                          Corporate Secretary

April 12, 1999
Lincoln, Nebraska

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING............................................................           1
    Why Did You Send Me This Proxy Statement?..............................................................           1
    Who Is Entitled to Vote?...............................................................................           1
    What Constitutes a Quorum?.............................................................................           1
    How Many Votes Do I Have?..............................................................................           1
    How Do I Vote By Proxy?................................................................................           1
    May I Change My Vote After I Return My Proxy?..........................................................           2
    How Do I Vote in Person?...............................................................................           2
    What Vote Is Required to Approve Each Proposal?........................................................           2
        Proposal 1: Elect Two Directors....................................................................           2
        Proposal 2: Approve the amendment to our Second Amended and Restated Certificate of
        Incorporation......................................................................................           2
        Proposal 3: Approve the 1999 Non-Employee Director Stock Purchase Plan.............................           2
        Proposal 4: Approve the 1999 Executive Officer Stock Purchase Plan.................................           2
        Proposal 5: Ratify Selection of Independent Public Accountants.....................................           3
        The Effect of Broker Non-Votes.....................................................................           3
    What Are the Costs of Soliciting these Proxies?........................................................           3
    How Do I Obtain an Annual Report on Form 10-K?.........................................................           3
INFORMATION ABOUT TRANSCRYPT COMMON STOCK OWNERSHIP........................................................           4
    Which Stockholders Own at Least 5% of Transcrypt?......................................................           4
    How Much Stock is Owned by Directors and Executive Officers?...........................................           5
    Compensation Committee Interlocks and Insider Participation............................................           5
    Did Directors, Executive Officers and Greater-Than-10% Stockholders Comply With
      Section 16(a) Beneficial Ownership Reporting in 1998?................................................           6
INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS.........................................................           7
    The Board of Directors.................................................................................           7
    The Committees of the Board............................................................................           7
    Directors..............................................................................................           8
    How Do We Compensate Directors?........................................................................           9
    Certain Relationships and Related Transactions.........................................................           9
    Executive Officers.....................................................................................          10
    How We Compensate Executive Officers...................................................................          12
        Summary Compensation Table.........................................................................          12
        Option Grants in Last Fiscal Year..................................................................          13
        Fiscal Year-End Option Value Table.................................................................          14
        Ten-Year Option/SAR Repricings.....................................................................          14
    Employment Agreements, Termination of Employment and Change of Control Arrangements....................          15
    Compensation Committee Report On Executive Compensation and Repricing of Stock Options.................          17
    The Report.............................................................................................          17
    Performance Graph......................................................................................          19
    Discussion of Proposals Recommended by the Board.......................................................          20
        Proposal 1: Elect Two Directors....................................................................          20
        Proposal 2: Approve the amendment to our Second Amended and Restated Certificate of
        Incorporation......................................................................................          21
        Proposal 3: Approve the 1999 Non-Employee Director Stock Purchase Plan.............................          22
        Proposal 4: Approve the 1999 Executive Officer Stock Purchase Plan.................................          24
        Proposal 5: Ratify Selection of KPMG Peat Marwick LLP as Independent Public Accountants............          26
    Information About Stockholder Proposals................................................................          27

PRELIMINARY PROXY STATEMENT

               PROXY STATEMENT FOR TRANSCRYPT INTERNATIONAL, INC.
                      1999 ANNUAL MEETING OF STOCKHOLDERS
                INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY DID YOU SEND ME THIS PROXY STATEMENT?

    We sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at the 1999 Annual Meeting of Stockholders. This Proxy Statement summarizes the information you need to know to cast a vote at the Annual Meeting. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, date, sign and return the enclosed proxy card.

WHO IS ENTITLED TO VOTE?

    We will begin sending this Proxy Statement, the attached Notice of Annual Meeting and the enclosed proxy card on or about April 12, 1999 to all stockholders entitled to vote. At the close of business on March 29, 1999, there were 12,946,624 shares of Transcrypt common stock outstanding, of which 12,729,082 were voting common stock and 217,542 were non-voting common stock. Transcrypt common stock is our only class of voting stock. We are also sending along with this Proxy Statement, the Transcrypt 1998 Annual Report, which includes our financial statements.

WHAT CONSTITUTES A QUORUM?

    The holders of a majority of the issued and outstanding shares of Transcrypt common stock entitled to vote at the meeting must be present, in person or by proxy, in order to constitute a quorum. We can only conduct the business of the meeting if a quorum has been established. We will include proxies marked as abstentions and broker non-votes in determining the number of shares present at the meeting.

HOW MANY VOTES DO I HAVE?

    Each share of Transcrypt common stock that you own entitles you to one vote. The proxy card indicates the number of shares of Transcrypt common stock that you own.

HOW DO I VOTE BY PROXY?

    Whether you plan to attend the Annual Meeting or not, we urge you to complete, date and sign the enclosed proxy card and to return it promptly in the postage-prepaid envelope provided. Returning the proxy card will not affect your right to attend the Annual Meeting and vote.

    If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxy will vote your shares as recommended by the Board of Directors as follows:

    - "FOR" the election of the two nominees for director (see page 20),

    - "FOR" the approval of the amendment to our Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of voting common stock from 19,400,000 to 25,000,000 (see page 21),

    - "FOR" the approval of the 1999 Non-Employee Director Stock Purchase Plan, (see page 22),

    - "FOR" the approval of the 1999 Executive Officer Stock Purchase Plan, (see page 24),

    - "FOR" the ratification of the selection of KPMG Peat Marwick LLP as independent public accountants for 1999 (see page 26).

    If any other matter is presented, your proxy will vote in accordance with the recommendation of the Board of Directors or, if no recommendation is given, in their own discretion. At the time this Proxy Statement went to press, we knew of no matters, which needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

MAY I CHANGE MY VOTE AFTER I RETURN MY PROXY?

    Yes. If you give a proxy, you may change your vote at any time before it is exercised. You may change your vote in any one of three ways:

    - You may send Transcrypt's Secretary another proxy with a later date.

    - You may notify Transcrypt's Secretary in writing before the Annual Meeting that you have revoked your proxy.

    - You may attend the Annual Meeting and vote in person.

HOW DO I VOTE IN PERSON?

    If you plan to attend the Annual Meeting and vote in person, we will give you a ballot form when you arrive.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

PROPOSAL 1:

Elect Two Directors                 The two nominees for director who receive the most votes
                                    will be elected.

PROPOSAL 2:

Approve the amendment to our        The affirmative vote of a majority of shares of common
Second Amended and Restated         stock outstanding and entitled to vote on this proposal
Certificate of Incorporation to     is required to approve the amendment to our Second
increase the number of authorized   Amended and Restated Certificate of Incorporation. So,
shares of voting common stock from  if you "ABSTAIN" from voting, it has the same effect as
19,400,000 to 25,000,000            if you voted against this proposal.

PROPOSAL 3:

Approve the 1999 Non-Employee       The affirmative vote of a majority of shares of common
Director Stock Purchase Plan        stock present in person or represented by proxy at the
                                    Annual Meeting and entitled to vote on this proposal is
                                    required to approve the 1999 Non-Employee Director Stock
                                    Purchase Plan. So, if you "ABSTAIN" from voting, it has
                                    the same effect as if you voted "against" this proposal.

PROPOSAL 4:

Approve the 1999 Executive Officer  The affirmative vote of a majority of shares of common
Stock Purchase Plan                 stock present in person or represented by proxy at the
                                    Annual Meeting and entitled to vote on this proposal is
                                    required to approve the 1999 Executive Officer Stock
                                    Purchase Plan. So, if you "ABSTAIN" from voting, it has
                                    the same effect as if you voted "against" this proposal.

PROPOSAL 5:

Ratify Selection of Independent     The affirmative vote of a majority of shares of common
Public Accountants                  stock present in person or represented by proxy at the
                                    Annual Meeting is required to ratify the selection of
                                    independent public accountants. So, if you "ABSTAIN"
                                    from voting, it has the same effect as if you voted
                                    "against" this proposal.

THE EFFECT OF BROKER NON-VOTES      If your broker holds your shares in its name, the broker
                                    will be entitled to vote your shares on Proposals 1 and
                                    5 even if it does not receive instructions from you.
                                    Your broker is not entitled to vote on Proposals 2, 3
                                    and 4 unless it receives instructions from you. A broker
                                    non-vote on Proposal 2 will have the same effect as a
                                    vote "AGAINST". A broker non-vote on Proposals 3 and 4,
                                    would reduce the number of affirmative votes that are
                                    necessary to approve Proposals 3 and 4.

WHAT ARE THE COSTS OF SOLICITING THESE PROXIES?

    We will pay all the costs of soliciting these proxies. In addition to mailing proxy soliciting material, our directors, officers and employees also may solicit proxies in person, by telephone or by other electronic means of communications for which they will receive no compensation. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy material to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses. In addition, we have engaged Corporate Investor Communications, Inc. to assist in the distribution and solicitation of proxies, for which we have agreed to pay a fee of $5,000 plus reasonable out-of-pocket expenses incurred.

HOW DO I OBTAIN AN ANNUAL REPORT ON FORM 10-K?

    IF YOU WOULD LIKE A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, THAT WE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WE WILL SEND YOU ONE WITHOUT CHARGE. PLEASE WRITE TO:

                         TRANSCRYPT INTERNATIONAL, INC.
                              4800 NW FIRST STREET
                            LINCOLN, NEBRASKA 68521
                         ATTENTION: INVESTOR RELATIONS

              INFORMATION ABOUT TRANSCRYPT COMMON STOCK OWNERSHIP

WHICH STOCKHOLDERS OWN AT LEAST 5% OF TRANSCRYPT?

    The following table shows, as of March 29, 1999, all persons we know to be "beneficial owners" of more than five percent of Transcrypt's common stock.

                                                                            NUMBER OF SHARES
                                                                              BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                                            OWNED(1)         PERCENT OF CLASS(2)
------------------------------------------------------------------------  --------------------  ---------------------

John T. Connor(3).......................................................         1,501,528                 11.3%
  4800 NW First Street
  Lincoln, Nebraska 68521

Janice K. Connor(4).....................................................         1,207,271                  9.3
  4800 NW First Street
  Lincoln, Nebraska 68521

University of Nebraska Foundation(5)....................................           661,622                  5.1
  1111 Lincoln Mall, Suite 200
  Lincoln Nebraska 68508

------------------------

(1) "Beneficial ownership" is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. So, for example, you "beneficially" own Transcrypt common stock not only if you hold it directly, but also if you directly or indirectly (THROUGH A RELATIONSHIP, A POSITION AS A DIRECTOR OR TRUSTEE, OR A CONTRACT OR UNDERSTANDING), have or share the power to vote the stock, to invest it, to sell it or you currently have the right to acquire it or the right to acquire it within 60 days of March 29, 1999.

(2) Shares of Transcrypt common stock issuable upon exercise of stock options currently exercisable, or exercisable within 60 days of March 29, 1999, are considered outstanding for purposes of computing the percentage of the person or entity holding those options but are not considered outstanding for computing the percentage of any other person or entity. We consider the 217,542 shares of our non-voting common stock held by First Commerce Bancshares, Inc. outstanding for computing the percentage each person or entity owns.

(3) Includes 294,257 shares, which are issuable upon the exercise of stock options that are currently exercisable. Of the 1,501,528 shares, Mr. Connor shares voting and investment power of 1,207,271 shares with his wife, Janice
    K. Connor. Mr. Connor disclaims beneficial ownership of 440,258 shares held by Mrs. Connor and 197,980 shares held by or in trust for other members of the Connor family.

(4) Mrs. Connor shares voting and investment power of these with her husband, John T. Connor. Mrs. Connor disclaims beneficial ownership of 569,033 shares held by Mr. Connor and 197,980 shares held by or in trust for other members of the Connor family.

(5) The information about the University of Nebraska Foundation is based on a
    Schedule 13G report filed with the SEC on March 9, 1998. If you wish, you may obtain this report from the SEC.

HOW MUCH STOCK IS OWNED BY DIRECTORS AND EXECUTIVE OFFICERS?

    The following table shows, as of March 29, 1999, the Transcrypt common stock beneficially owned by our directors, our current chief executive officer, the individual who was serving as our chief executive officer at the end of 1998, and our four other most highly compensated executive officers, who earned salary and bonus compensation in excess of $100,000 during 1998, and those shares of common stock owned by all executive officers and directors as a group.

                                                                            NUMBER OF SHARES
                                                                              BENEFICIALLY
NAME OF BENEFICIAL OWNER                                                        OWNED(1)         PERCENT OF CLASS(2)
------------------------------------------------------------------------  --------------------  ---------------------

John T. Connor(3).......................................................         1,501,528                 10.2%

Michael E. Jalbert(4)...................................................           100,000                *

Joel K. Young(4)........................................................            35,766                *

Thomas E. Henning(5)....................................................            12,000                *

Craig J. Huffaker(4)....................................................            10,000                *

Thomas R. Thomsen(6)....................................................            12,553                *

Winston J. Wade(4)(7)...................................................            11,553                *

Thomas C. Smith(8)......................................................             6,800                *

Edgar L. Osborn (4).....................................................             6,000                *

Frederick G. Hamer (4)..................................................             5,000                *

Terry L. Fairfield(4)(9)................................................             5,000                *

Thomas R. Larsen(4).....................................................             5,000                *

All executive officers and directors as a group (17 persons)............         1,752,653                 11.9

------------------------

*   Less than 1%

(1) See footnote 1 in the table included above at page 4 under "Which Stockholders Own at Least 5% of Transcrypt?"

(2) Shares of Transcrypt common stock issuable upon exercise of stock options currently exercisable, or exercisable within 60 days of March 29, 1999, are considered outstanding for computing the percentage of the person holding those options but are not considered outstanding for computing the percentage of any other person. We consider the 217,542 shares of our non-voting common stock held by First Commerce Bancshares, Inc. outstanding for computing the percentage each person owns. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power, if any, with respect to all shares of common stock each beneficially owns.

(3) Includes 294,257 shares, which are issuable upon the exercise of stock options that are currently exercisable. Of the 1,501,528 shares, Mr. Connor shares voting and investment power of 1,207,271 shares with his wife, Janice
    K. Connor. Mr. Connor disclaims beneficial ownership of 440,258 shares held by Mrs. Connor and 197,980 shares held by or in trust for other members of the Connor family.

(4) Consists solely of shares issuable upon the exercise of stock options that are currently exercisable or exercisable within 60 days of March 29, 1999.

(5) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 29, 1999. Does not include shares held by The Security Mutual Life Insurance Company, of which Mr. Henning serves as President, CEO and director.

(6) Includes 11,553 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 29, 1999.

(7) Does not include shares held by the University of Nebraska Foundation, of which Mr. Wade serves as a director.

(8) Includes 5,000 shares issuable upon the exercise of stock options that are exercisable within 60 days of March 29, 1999.

(9) Does not include shares held by the University of Nebraska Foundation, of which Mr. Fairfield serves as President and CEO.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the members of our Compensation Committee is or has been an officer or employee of Transcrypt.

DID DIRECTORS, EXECUTIVE OFFICERS AND GREATER-THAN-10% STOCKHOLDERS COMPLY WITH
  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING IN 1998?

    Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires our directors, executive officers, and greater-than-10% stockholders to file reports with the SEC reflecting changes in their beneficial ownership of Transcrypt common stock and to provide us with copies of the reports. Based on our review of these reports and certifications furnished by each of the reporting persons, we believe that all of these reporting persons complied with their filing requirements for 1998.

               INFORMATION ABOUT DIRECTORS AND EXECUTIVE OFFICERS

THE BOARD OF DIRECTORS

    The Board of Directors oversees our business and affairs and monitors the performance of management. In accordance with corporate governance principles, the Board does not involve itself in day-to-day operations. The directors keep themselves informed through, among other things, discussions with the Chairman, other key executives and our principal external advisers (legal counsel, outside auditors, investment bankers and other consultants), reading reports and other materials that we send them and participating in Board and committee meetings.

    The Board met 13 times during 1998. Each incumbent director attended at least 75% of the total number of Board and committee meetings, of which he was a member, held in 1998.

THE COMMITTEES OF THE BOARD

    The Board has an Executive Committee, an Audit Committee, a Compensation Committee, and a Nominating Committee.

THE EXECUTIVE COMMITTEE................  The Executive Committee may exercise the powers of the Board of Directors, other than approving or
                                         proposing to stockholders action required to be
                                         approved by the stockholders, filling vacancies on
                                         the Board of Directors or any of its committees,
                                         amending the Certificate of Incorporation without
                                         stockholder approval, adopting, amending or
                                         repealing bylaws, or approving a plan merger not
                                         requiring stockholder approval and is responsible
                                         for reviewing management's performance. Messrs.
                                         Connor, Fairfield and Smith serve as members of the
                                         Executive Committee. Mr. Fairfield has decided not
                                         to stand for re-election to the Board of Directors
                                         and his membership on the Board, Executive
                                         Committee and Compensation Committee will expire
                                         immediately prior to this annual meeting. The
                                         Executive Committee met eight times during 1998.

THE AUDIT COMMITTEE....................  The Audit Committee oversees actions taken by our independent public accountants and reviews our
                                         internal accounting controls. Messrs. Henning,
                                         Larsen and Smith currently serve as members of the
                                         Audit Committee. The Audit Committee met 22 times
                                         during 1998.

THE COMPENSATION COMMITTEE.............  The Compensation Committee is responsible for determining our compensation policies and
                                         administering our compensation plans and 1996 Stock
                                         Incentive Plan. The Compensation Committee also
                                         reviews the compensation levels of our employees
                                         and makes recommendations to the Board regarding
                                         changes in compensation. The Compensation
                                         Committee's Report on Executive Compensation and
                                         Repricing of Stock Options for 1998 is printed
                                         below at pages 17-18. Messrs. Fairfield. Thomsen
                                         and Wade currently serve as members of the
                                         Compensation Committee. The Compensation Committee
                                         met six times during 1998.

THE NOMINATING COMMITTEE...............  The Nominating Committee recommends candidates for election to our Board of Directors. Messrs. Connor
                                         and Thomsen currently serve as members of the
                                         Nominating Committee. The Nominating Committee did
                                         not meet in 1998.

DIRECTORS

    The following are the biographies of our current directors, except for Class III Directors, John T. Connor and Thomas E. Henning, whose biographies are included below at page 20 under "Proposal 1: Elect Two Directors."

    CLASS I DIRECTORS. The following are our current Class I directors. Each Class I director was elected at Transcrypt's 1997 annual meeting of stockholders for terms expiring in 2000 with the exception of Michael E. Jalbert who was appointed as a Class I director upon his hiring as President and CEO of Transcrypt by the Board of Directors on March 1, 1999:

NAME AND AGE                                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------------------------------  ---------------------------------------------------------------

Michael E. Jalbert (54).........................  Mr. Jalbert was appointed to serve as a director upon his hiring as President and Chief Executive Officer on March 1,
                                                  1999. Mr. Jalbert was elected Chairman of the Board of
                                                  Directors on March 25, 1999. Prior to joining Transcrypt, Mr.
                                                  Jalbert served as President and Chief Executive Officer of
                                                  Microdyne Corporation, a Nasdaq listed company, from March 1997 to February 1999. From 1995 to 1997, Mr. Jalbert served as
                                                  President and Chief Executive Officer of IDB Communications.
                                                  From 1992 to 1995, Mr. Jalbert was President of the CSD
                                                  division of Diversey Corporation. Mr. Jalbert joined the
                                                  Diversey Corporation from West Chemical Corporation, where he was President and Chief Operating Officer from 1987 to 1992.

Thomas R. Larsen (54)...........................  Mr. Larsen has served as a director of Transcrypt since October
                                                  1995. Mr. Larsen has been a certified public accountant since
                                                  1975 and is currently President and Chief Executive Officer of
                                                  Larsen, Bryant & Porter, CPAs, P.C., a public accounting, tax and consulting firm.

Winston J. Wade (60)............................  Mr. Wade has served as a director of Transcrypt since July
                                                  1996. Effective February 1999, Mr. Wade retired as Chief
                                                  Executive Officer and Chief Operating Officer of
                                                  Binariang-Malaysia, a joint venture of U.S. West International for which he served since January of 1997. From February to
                                                  December 1996, he served as managing director of BPL U.S. West
                                                  Cellular in India. From 1963 to 1996, he held various positions with Northwestern Bell, AT&T and U.S. West Communications. Mr.
                                                  Wade also serves as a director of the University of Nebraska
                                                  Foundation, Ameritas Variable life Insurance Company and
                                                  Binariang-Malaysia.

    CLASS II DIRECTORS. The following are our current Class II directors. Each Class II director was elected at Transcrypt's 1998 annual meeting of stockholders for terms expiring in 2001:

NAME AND AGE                                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------------------------------  ---------------------------------------------------------------

Thomas R. Thomsen (63)..........................  Mr. Thomsen has served as a director of Transcrypt since July
                                                  1995. Since August 1995, he has served as Chairman of the Board of Directors and Chief Executive Officer of Lithium Technology
                                                  Corporation ("LTC"), a public company that manufactures
                                                  rechargeable batteries. Mr. Thomsen has served as a director of
                                                  LTC since February 1995. In January 1990, Mr. Thomsen retired as President of AT&T Technologies, after holding numerous
                                                  senior management positions including director of Sandia Labs,
                                                  Lucent Technologies, AT&T Credit Corp. and Oliveti Inc. Mr.
                                                  Thomsen also serves as a director of the University of Nebraska
                                                  Technology Park.

Thomas C. Smith (53)............................  Mr. Smith has served as a director of Transcrypt since October
                                                  1995. Since December 1985, he has been Chairman of the Board of
                                                  Directors and President of Consolidated Investment Corporation,
                                                  the parent company of Smith Hayes Financial Services
                                                  Corporation, a financial services firm, and Conley Smith Inc., a registered investment advisor. Mr. Smith is also the
                                                  President of Smith Hayes Financial Services Corporation. He is
                                                  a director of the Nebraska Research and Development Authority and First Mid-America Finance Corporation. Mr. Smith is also a director of Smith Hayes Trust, Inc., a mutual fund management company.

HOW DO WE COMPENSATE DIRECTORS?

    MEETING FEES.  In 1998, we paid our non-employee directors a fee of:

    - $1,000 for attendance at each Board meeting;

    - $500 for attendance at each telephonic Board meeting; and

    - $500 for attendance at each committee meeting.

    The aggregate amount in fees we paid to our non-employee directors in 1998 was $112,500. In addition, our directors are eligible to participate in the 1996 Stock Incentive Plan. We granted options to our directors to purchase an aggregate of 30,000 shares in 1998 at an exercise price of $23.94 per share.

    EXPENSES AND BENEFITS. We reimburse all directors for out-of-pocket and travel expenses incurred in attending Board meetings.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Connor has entered into a consultant agreement with us which commenced on March 26, 1999, for a period of one year for a fee of $100,000. Details of this agreement can be found on page 15.

EXECUTIVE OFFICERS

    The following are the biographies of our current executive officers, except for Mr. Jalbert, our President and CEO, whose biography is included above under "Directors."

NAME AND AGE                                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------------------------------  ---------------------------------------------------------------

Frederick G. Hamer (55).........................  Mr. Hamer joined Transcrypt from E.F. Johnson as Vice President of International Sales in July 1997 and currently serves as
                                                  Vice President of System Sales. From October 1992 through June
                                                  1995, he served as Vice President, International for E.F.
                                                  Johnson. Mr. Hamer served as Vice President, Sales and
                                                  Distribution for E.F. Johnson from March 1983 through October
                                                  1992 and June 1995 to January 1996. From January 1997 to July
                                                  1997, Mr. Hamer served as Vice President, Sales and Marketing for E.F. Johnson. In addition, Mr. Hamer was Vice President of
                                                  Sales and Marketing for Dispatch Industries, Inc. from January
                                                  1996 through December 1997.

Craig J. Huffaker (53)..........................  Mr. Huffaker, a certified public accountant, joined Transcrypt as Senior Vice President and Chief Financial Officer in January
                                                  1998. From July 1996 to January 1998, he served as Vice
                                                  President and Chief Financial Officer of Tie Communications,
                                                  Inc., and from August 1994 to April 1996, served as Senior Vice
                                                  President and Chief Financial Officer of TSW International,
                                                  Inc. Mr. Huffaker served as Senior Vice President and Chief
                                                  Financial Officer of Applied Immune Sciences, Inc. from
                                                  November 1991 to August 1994.

Christopher S. Litras (45)......................  Mr. Litras joined Transcrypt as Vice President of Human
                                                  Resources in June of 1998. From 1988 to 1998, he served as Vice
                                                  President of Human Resources at the Manfield/ Dover Operations
                                                  and Director of Human Resources and Information Systems at
                                                  Eastern Stainless Corporation for ARMCO, Inc. Prior to joining
                                                  ARMCO, Inc., he worked for USX Corporation where he held
                                                  multiple positions in Human Resources and Operations from 1975 to 1988.

R. Andrew Massey (29)...........................  Mr. Massey, an attorney, joined Transcrypt in December 1997 and has served as Corporate Secretary since June 1998. From
                                                  November 1995 to July 1997, he served as a legal assistant to the Nebraska Public Service Commission.

Edgar L. Osborn (45)............................  Mr. Osborn currently serves as Senior Vice President of Sales and Chief Operating Officer after joining Transcrypt in March of 1998. In June 1998, he was appointed acting President of
                                                  Transcrypt and has returned to his previous position as of
                                                  February 28, 1999. Mr. Osborn served as Director of Marketing and Sales

NAME AND AGE                                               PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------------------------------  ---------------------------------------------------------------
                                                  and later as Vice President of Westinghouse Industry Products
                                                  International Company, Inc. for Westinghouse Electric
                                                  Corporation from 1995 to March 1998. From 1992 to 1995, he held numerous positions with Harris Corporation, a manufacturer and developer of wireless communications. From 1990 to 1992, he served as Market Manager for Ericsson General Electric.

Rebecca L. Schultz (37).........................  Ms. Schultz has served as Treasurer of Transcrypt since June of
                                                  1996. From 1996 to 1998, Ms. Schultz served as Senior Director of Human Resources and Corporate Secretary. From 1991 to 1995,
                                                  Ms. Schultz served as Controller of the Company.

Craig F. Szczutkowski (44)......................  Mr. Szczutkowski joined Transcrypt in September of 1998 as
                                                  Senior Vice President of Product and Market Development. Prior
                                                  to joining Transcrypt, Mr. Szczutkowski served as Vice
                                                  President of International Business Development for Ericsson,
                                                  Inc. Private Radio Systems from 1995 to 1998. From 1983 to
                                                  1995, Mr. Szczutkowski served in various sales and marketing management positions with Ericsson--GE Mobile Communications,
                                                  Inc. Mr. Szczutkowski has been awarded seven U.S. patents for radio and digital voice security products.

Michael P. Wallace (37).........................  Mr. Wallace joined Transcrypt as Vice President of Operations in February 1994. From December 1989 to February 1994, he
                                                  served as the Electric Card Assembly and Test Engineering
                                                  Manager of Scientific Atlanta Inc., a manufacturer and
                                                  distributor of broadband communications products.

Joel K. Young (34)..............................  Mr. Young was appointed Vice President of Information Security
                                                  Sales and Marketing in September 1998. Mr. Young joined
                                                  Transcrypt as Vice President Engineering in February 1996 and
                                                  was appointed Vice President of Marketing and Engineering in
                                                  June 1997. From 1986 to January 1996, he held numerous
                                                  positions with AT&T, the former AT&T Bell Laboratories and telecommunications research companies, and specialized in
                                                  signaling, network implementation and voice processing. He served most recently as District Manager AT&T Business
                                                  Communication Services. Mr. Young has been awarded five U.S.
                                                  patents on various telecommunications systems and techniques.

HOW WE COMPENSATE EXECUTIVE OFFICERS

                           SUMMARY COMPENSATION TABLE

    The following table shows the compensation paid during the last three years to (or for such shorter period that we employed the individual) for the two individuals who served as our chief executive officer during 1998 and the four most highly compensated officers who earned salary and bonus compensation in excess of $100,000 during 1998 (the "Named Executive Officers").

                                                                                                 LONG-TERM
                                                          ANNUAL COMPENSATION                  COMPENSATION     ALL OTHER
                                             ---------------------------------------------        AWARDS       COMPENSATION
NAME AND PRINCIPAL POSITION                  YEAR     SALARY         BONUS         OTHER          OPTIONS          (1)
-------------------------------------------  ----    ---------     ---------     ---------    ---------------  ------------
                                                                                 $  --                         $  --
John T. Connor (2).........................  1998    $ 200,000     $  --            --                             2,375
Chairman and Interim CEO                     1997      196,539        40,000       210,000(3)     --               3,923
                                             1996      172,885        50,000

Craig J. Huffaker (4)......................  1998    $ 164,904     $  --         $ 124,162(5)
Senior Vice President and CFO                1997          N/A                                    50,000       $  --
                                             1996          N/A

Frederick G. Hamer.........................  1998    $ 148,269     $  26,068(6)  $  --            --           $ 100,000
Vice President of System Sales               1997       62,000(7)     13,742(6)     --            20,000         100,000
                                             1996          N/A

Edgar L. Osborn (4)........................  1998    $ 143,750     $  --         $  45,417(5)
Acting President and Chief Operating         1997          N/A
Officer                                      1996          N/A                                    50,000       $  --

Joel K. Young..............................  1998    $ 136,250     $  15,738(6)  $  --            --           $  --
Vice President of Information Security       1997      107,885        14,573        --            20,000           3,000
Sales and Marketing                          1996       88,461(8)      2,000        36,852(5)     32,766          --

                                                                                 $  --            --           $ 335,964
Jeffery L. Fuller (9)......................  1998    $  97,917     $  --            --           125,000           5,178
President, CEO and Chief Operating Officer   1997      182,308        53,000        --            --               2,090
                                             1996      156,923        35,000

------------------------

(1) Amounts shown for John T. Connor include (a) for 1997, $2,375 in 401K plan matching contributions and (b) for 1996, $1,000 in 401K plan matching contributions and $2,923 for for group term life insurance.

   Amounts shown for Fredrick G. Hamer include (a) for 1998, a final $100,000 change of control payment to Mr. Hamer under his employment contract as a result of the acquisition of E.F. Johnson and (b) for 1997, $100,000 change of control payment to Mr. Hamer under his employment contract.

   Amount shown for Joel K. Young for 1997 include $3,000 in 401K plan matching contributions.

   Amounts shown for Jeffery L. Fuller include (a) for 1998, $333,785 under a
    Severance Agreement and Mutual Release with the Company of which $2,525 related to 401K matching contributions and $2,180 for group term life insurance, see "Employment Agreements Termination of Employment and Change of Control Arrangements"; (b) for 1997, $2,375 in 401K plan matching contributions, $2,803 for group term life and (c) for 1996, $2,090 in 401K plan matching contributions.

(2) Mr. Connor served as Chief Executive Officer during 1996 and through July 1997 and was Interim Chief Executive Officer from June 1998 through February 1999. Mr. Connor served as Chairman of the Board until March 25, 1999.

(3) Represents remaining $210,000 paid to Mr. Connor for deferred fees payable under his employment contract.

(4) Mr. Huffaker and Mr. Osborn joined the Company in January 1998 and in March 1998, respectively.

(5) Represents amounts paid for moving allowances.

(6) Represents sales commissions paid to Messrs. Hamer and Young.

(7) Represents salary at the rate of $100,000 per year beginning in August 1997.

(8) Represents salary at the rate of $100,000 per year beginning in February
    1996.

(9) Mr. Fuller resigned from all positions with Transcrypt effective May 31, 1998. He served as President and Chief Operating Officer during 1996 and through July 1997. He served as Chief Executive Officer and President from July 1997 through May 31, 1998.

    The following table sets forth information concerning stock options granted to the Named Executive Officers during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                          INDIVIDUAL GRANTS
                                        ------------------------------------------------------   POTENTIAL REALIZABLE
                                                       PERCENT OF                                  VALUE AT ASSUMED
                                         NUMBER OF        TOTAL                                 ANNUAL RATES OF STOCK
                                        SECURITIES       OPTIONS                                PRICE APPRECIATION FOR
                                        UNDERLYING     GRANTED TO                                  OPTION TERM (1)
                                          OPTIONS     EMPLOYEES IN     EXERCISE    EXPIRATION   ----------------------
NAME                                    GRANTED (2)       1998           PRICE        DATE          5%         10%
--------------------------------------  -----------  ---------------  -----------  -----------  ----------  ----------
Craig J. Huffaker.....................      50,000(3)         26.3%    $    5.75      1/19/08   $  180,807  $  458,201
Edgar L. Osborn.......................      30,000           15.8          10.50      3/30/08      198,102     502,029
                                            20,000           10.5           2.69     10/27/08       33,810      85,680

------------------------

(1) The amounts shown are hypothetical gains based on the indicated assumed rates of appreciation of the common stock, compounded annually over a ten-year period and assuming that the closing price was the market value of the common stock on the date of grant. The actual value (if any) that an executive officer receives from a stock option will depend upon the amount by which the market price of our common stock exceeds the exercise price of the option on the date of exercise. We cannot assure that the common stock will appreciate at any particular rate or at all in future years.

(2) Options vest 20% per year, at the end of each year, for five years commencing on the date of grant. Options were granted pursuant to the terms of the 1996 Stock Incentive Plan.

(3) These options were originally granted on January 19, 1998 and were repriced from $25.00 to $5.75 per share on July 20, 1998.

    The following table sets forth the number and value of stock options held by the Named Executive Officers and at December 31, 1998.

                       FISCAL YEAR-END OPTION VALUE TABLE

                                                                                                          VALUE OF UNEXERCISED
                                                                             NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS
                                              SHARES                          OPTIONS AT YEAR-END           AT YEAR-END (1)
                                             ACQUIRED           VALUE      --------------------------  --------------------------
NAME                                        ON EXERCISE       REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
---------------------------------------  -----------------  -------------  -----------  -------------  -----------  -------------
John T. Connor.........................             --               --       294,257            --     $ 604,110     $      --
Edgar L. Osborn........................             --               --            --        50,000     $      --     $   2,500
Craig J. Huffaker......................             --               --        10,000        40,000     $      --     $      --
Frederick G. Hamer.....................             --               --         5,000        20,000     $      --     $      --
Joel K. Young..........................             --               --        35,766        16,000     $      --     $      --
Jeffery L. Fuller......................             --               --       133,829            --     $      --            --

------------------------

(1) Solely for purposes of this table, the fair market value per share of common stock is assumed to be $2.813, the closing price of the common stock as reported on the NASD OTC Bulletin Market on December 31, 1998.

    The following table sets forth information concerning the repricing of options of executive officers. Except for Mr. Huffaker, no other executive officers have had options repriced since we became a public reporting company under the Securities Exchange Act of 1934 on January 22, 1997.

                                                 TEN-YEAR OPTION/SAR REPRICINGS
                                  ------------------------------------------------------------
                                                     NUMBER OF                                                  LENGTH OF
                                                    SECURITIES    MARKET PRICE     EXERCISE                  ORIGINAL OPTION
                                                    UNDERLYING     OF STOCK AT     PRICE AT                  TERM REMAINING
                                                   OPTIONS/SARS      TIME OF        TIME OF         NEW      AT THE DATE OF
                                                    REPRICED OR   REPRICING OR   REPRICING OR    EXERCISE     REPRICING OR
NAME                                   DATE           AMENDED       AMENDMENT      AMENDMENT       PRICE        AMENDMENT
--------------------------------  ---------------  -------------  -------------  -------------  -----------  ---------------
Craig J. Huffaker...............  July 20, 1998         50,000(1)   $    5.75      $   25.00     $    5.75        9 years
Senior Vice President and CFO

------------------------

(1) Consists of shares issuable pursuant to options originally granted under the 1996 Stock Incentive Plan on January 19, 1998.

     EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
                                  ARRANGEMENTS

    We entered into an employment agreement with John T. Connor, our former Chairman and interim CEO, for a term beginning on July 23, 1997 and ending December 31, 1999. The agreement set forth a base salary of $200,000 per year and provided for a quarterly bonus of (1) 20% of his salary if Transcrypt met or exceeded quarterly sales goals and (2) 20% of his salary if Transcrypt met or exceeded quarterly profit goals, which goals are based upon Board-approved plans. The agreement provided for certain benefits to Mr. Connor, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. The agreement included a Non-compete Agreement, which is effective during the term of the agreement. On January 29, 1997, the Board of Directors and Mr. Connor eliminated Mr. Connor's quarterly bonus provisions based on Transcrypt sales and profitability goals effective August 1, 1997.

    On February 23, 1999, we entered into a consulting and termination of employment agreement, which concluded Mr. Connor's employment on March 25, 1999. At that time, Mr. Connor became an independent consultant to Transcrypt for a period of one year for a fee of $100,000. As a consultant, Mr. Connor will perform services for Transcrypt requested by the new CEO, Mr. Jalbert. The agreement provides for the payment of any unused vacation, and allows Mr. Connor to pay for continued coverage under Transcrypt's group health insurance. Additionally, Mr. Connor will have until February 1, 2002 to exercise his vested stock options.

    We entered into an employment agreement with Jeffery L. Fuller, our former President and CEO, for a term beginning July 31, 1997 and ending on December 31, 1999. Mr. Fuller's employment was terminated effective May 31, 1998, pursuant to a Severance Agreement and Mutual Release dated June 2, 1998, described further below. The employment agreement set forth a base salary of $200,000 per year and provided for an annual bonus in an amount to be determined by the Board of Directors, provided Transcrypt met or exceeded certain performance objectives provided to the Board of Directors. Mr. Fuller was entitled, at a minimum, to receive a bonus of 20% of his quarterly salary if Transcrypt met or exceeded its quarterly sales goals and 20% of his quarterly salary if Transcrypt met or exceeded its quarterly profit goals. The agreement also provided for certain benefits to Mr. Fuller, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. The agreement includes a Non-compete Agreement, effective during the term of the agreement. On January 29, 1998, the Board of Directors increased Mr. Fuller's base annual salary to $235,000 effective January 1, 1998.

    On July 29, 1997, we entered into an employment agreement with Frederick G. Hamer, Vice President of Sales. Mr. Hamer's employment provided for a base salary of $150,000 and commission payments based on sales if Transcrypt achieved its quarterly plans. Under the agreement, Mr. Hamer received two change of control payments of $100,000, one payment was made 30 days after the effective date of the employment agreement and the second made on the first anniversary date of his employment with Transcrypt on July 31, 1998 in connection with our acquisition of E.F. Johnson. The agreement also provided for certain benefits, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. This agreement expired on July 31, 1998 and Mr. Hamer continues to be employed on an at-will basis as Vice President of Sales. Mr. Hamer has entered into a Non-compete Agreement effective during the term of the employment agreement and for two years thereafter.

    On September 30, 1996, we entered into employment agreements with Michael P. Wallace and Joel K. Young, each of whom is a Transcrypt Vice President, and C. Eric Baumann, who was a Transcrypt Vice President until his resignation effective May 31, 1998. The agreements set forth base salaries and provided for annual bonuses to be determined by the Board of Directors, and provided for certain benefits, including paid vacations, pension benefits, qualified profit-sharing plans, employee group insurance and disability insurance. The term of each such agreement was for two years, unless otherwise terminated according to the terms of the agreements. Each of these individuals entered into a Non-compete

Agreement effective during the term of each individual's employment agreement. These employment agreements expired effective September 30, 1998.

    On January 5, 1999, we entered into a letter agreement with Mr. Wallace, the current Vice President of Operations, for a term ending on March 31, 1999. The term of the agreement was subsequently extended to June 30, 1999. Under the agreement, in the event Mr. Wallace is terminated due to the elimination of his current position and is not offered suitable employment, he would be entitled to receive his base salary, continuation of his current medical insurance and outplacement services for a period of six months. In addition, Mr. Wallace would have six months from the date of his termination to exercise any options that had vested on or before the date of his termination. Further, under the agreement, Mr. Wallace agrees to release any rights he may have in a claim or cause of action against Transcrypt, to return all Transcrypt property and confidential information and not to use of divulge and confidential information without prior consent of the CEO.

    In connection with their resignation from Transcrypt, Messrs. Baumann and Fuller each entered into a Severance Agreement and Mutual Release with Transcrypt effective May 31, 1998. The agreements provided compensation to Mr. Fuller of approximately $333,785 and to Mr. Baumann of $158,756, less applicable payroll taxes, for all unpaid monetary compensation for the period of June 1, 1998 through September 30, 1999 for Mr. Fuller and June 1, 1998 through March 31, 1999 for Mr. Baumann. Messrs. Fuller and Baumann will also receive the same medical, dental, disability and life insurance benefits which each has received from Transcrypt in the past until the earlier to occur of September 30, 1999 for Mr. Fuller and March 31, 1999 for Mr. Baumann or each individual's procurement of employment elsewhere. The severance agreements set forth that no additional shares of Transcrypt common stock held by Messrs. Fuller and Baumann pursuant to stock options shall vest or become vested after May 31, 1998. Any vested stock options held by Messrs. Fuller and Baumann which are not exercised on or before September 30, 1999 for Mr. Fuller or March 31, 1999 for Mr. Baumann shall expire. The agreements also provide that the Indemnification Agreements previously entered into between each of Messrs. Fuller and Baumann and Transcrypt shall remain in full force and effect, subject to certain modifications. The agreements also include provisions concerning (1) non-competition and non-solicitation for the period ending September 30, 1999 for Mr. Fuller and March 31, 1999 for Mr. Baumann, (2) unauthorized disclosure of certain trade secrets or confidential information, and (3) mutual releases of certain claims.

    On March 1, 1999, we entered into an employment agreement with Michael E. Jalbert, our Chairman, President and CEO for a term beginning on March 1, 1999 and ending March 1, 2001. The employment agreement will automatically renew for a two-year period at the expiration of its original term, unless Transcrypt or Mr. Jalbert gives the other notice that they do not intend to renew the agreement by November 1 preceding the March 1 termination date. The agreement sets forth a base salary of $295,000 per year and provides for an annual bonus in an amount targeted at 50% of base salary, if Transcrypt meets or exceeds certain performance objectives set by the Board of Directors. Additionally, Mr. Jalbert was paid a signing bonus of $150,000 and will receive an additional bonus of $100,000 on the first anniversary of his employment date. The agreement provides for certain benefits to Mr. Jalbert, including paid vacations, car allowance, participation in our qualified profit sharing plans, and employee group and disability insurance. The agreement provides for the grant to Mr. Jalbert of 400,000 stock options of which 25% vest immediately and 25% vesting on each subsequent anniversary of his employment over the next 3 years. In the event of termination of the employment agreement after a change in control, as defined in the agreement, (1) all of Mr. Jalbert's unvested options shall vest immediately, (2) Transcrypt shall pay Mr. Jalbert a lump sum severance payment equal to three years of base salary and will consider providing a transaction bonus, and (3) Mr. Jalbert will continue to receive all benefits for one year after termination. A change in control is defined in the agreement as a change in the ownership of Transcrypt or a sale, assignment or transfer of all or substantially all of its assets which results in a forced change in the majority of the Board of Directors. The agreement provided for Mr. Jalbert to enter concurrently into a separate confidentiality and Non-compete Agreement, effective during the term of the agreement.

                         COMPENSATION COMMITTEE REPORT
            ON EXECUTIVE COMPENSATION AND REPRICING OF STOCK OPTIONS

    The following Compensation Committee Report on Executive Compensation shall not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, notwithstanding any general incorporation by reference of this Proxy Statement into any other document.

    THE REPORT

    The Compensation Committee of the Board of Directors (the "Committee") is composed of three directors who are not also Transcrypt employees. The Committee establishes Transcrypt's overall compensation and employee benefits and the specific compensation of our executive officers. It is the Committee's goal to implement executive officer compensation programs that further our business objectives and that attract, retain and motivate the best qualified executive officers.

    We adopt and administer our executive compensation policies and specific executive compensation programs in accordance with the principal goal of maximizing return on stockholders' equity. The Committee believes that we can best achieve our performance goal, and the long-term interests of our stockholders generally by attracting and retaining management of high quality, and that such management will require commensurate compensation. The Committee believes that our executive officer compensation policies are consistent with this policy.

    Certain of our executive officers, including our current President and Chief Executive Officer, Michael E. Jalbert, and the two individuals who served as our Chief Executive Officer during 1998 John T. Connor and Jeffery L. Fuller, have and had written, employment agreements with us (see "Employment Agreements, Termination of Employment and Change of Control Arrangements" on pages 14-15 above). The Committee determines the levels of compensation granted in such employment agreements, and the levels of compensation granted to other executive officers from time to time based on factors that the Committee considers appropriate. As indicated below, our overall financial performance is a key factor the Committee considers in setting compensation levels for executive officers.

    The Committee determines annual compensation levels for executive officers, including the Chief Executive Officer, and compensation levels which may be implemented from time to time based primarily on its review and analysis of the following factors: (1) the responsibilities of the position, (2) the performance of the individual and his or her general experience and qualifications, (3) our overall financial performance (including return on equity, levels of general and administrative expense and budget variances) for the previous year and the contributions to such performance measures by the individual or his or her department, (4) the officer's total compensation during the previous year, (5) compensation levels that comparable companies in similar industries (wireless communications and information security) pay, (6) the officer's length of service with us, and (7) the officer's effectiveness in dealing with external and internal audiences. In addition, the Committee receives the recommendations of the Chief Executive Officer with respect to the compensation of other executive officers, which the Committee reviews in light of the above factors. The Committee believes, based on a review of relevant compensation surveys, that the base compensation of the executive officers is competitive with companies of similar size and with comparable operating results in similar industries. Another component of compensation for certain of our executive officers in 1998 was composed of sales commissions. No bonuses were paid to our Named Executive Officers in 1998 for their performance other than sales commissions paid to Messrs. Hamer and Young.

    While the Committee establishes compensation levels based on the above-described criteria, the Committee also believes that encouraging equity ownership by executive officers further aligns the interests of the officers with the performance objectives of our stockholders and enhances our ability to attract and retain highly qualified personnel on a basis competitive with industry practices. We granted stock options pursuant to the 1996 Stock Incentive Plan to four executive officers who joined us in 1998 to help achieve this objective, and to provide additional compensation to the officers to the extent that the price of the common stock increases over fair market value on the date of grant. The Committee currently structures awards granted under the 1996 Stock Incentive Plan to qualify as "performance-based compensation" under
Section 162(m) of the Internal Revenue Code of 1986, as amended. Section 162(m) allows us to preserve our right to take a tax deduction for compensation attributable to these awards if certain requirements, which include the achievement of certain performance goals, are met. Through the 1996 Stock Incentive Plan, there will be an additional direct relationship between our performance and benefits to executive officer Plan participants.

    In July 1998, the Compensation Committee reviewed the executive officers' outstanding stock options and determined that it was in the best interests of Transcrypt and its stockholders to reprice options to purchase 50,000 shares of Transcrypt common stock granted to Mr. Huffaker in January 1998 at an exercise price of $25.00 per share. The Compensation Committee set the new exercise price at $5.75 per share, the fair market value of Transcrypt common stock on July 20, 1998. Mr. Huffaker joined Transcrypt on January 19, 1998 and was granted the option for the 50,000 shares at the then current market price of Transcrypt common stock. This was prior to Transcrypt's public announcement in March 1998 that it would have to restate certain of its previously released financial statements. As a result of the subsequent restatement of Transcrypt's financial statements and the resulting class action lawsuits, SEC investigation and various other events related to the restatement, Transcrypt's common stock price declined. During this period, Mr. Huffaker's efforts were instrumental to the management and resolution of the various issues related to the restatement. Consequently, the Compensation Committee felt that Mr. Huffaker's options, with an exercise price substantially above the current market price of Transcrypt's common stock, would not sufficiently incentivize Mr. Huffaker. In recognition of Mr. Huffaker's contribution to the resolution of the matters related to the restatement of Transcrypt's financial statements, the Committee determined that it would be in the best interests of Transcrypt and its stockholders to reprice his options.

    The principles that guided the Committee in determining our other executive officers' compensation during the 1998 fiscal year also included the motivation of employees to attain the highest level of performance and the ability to attract, and retain qualified employees.

    Members of the Compensation Committee of the Board of Directors:

       Terry L. Fairfield, Chairman
       Thomas R. Thomsen
       Winston J. Wade

Dated: March 25, 1999

                               PERFORMANCE GRAPH

    The graph below compares the yearly cumulative return to stockholders (STOCK PRICE APPRECIATION PLUS REINVESTED DIVIDENDS) for Transcrypt common stock with the comparable return of two indexes: the Nasdaq Stock Market and the Nasdaq Electronic Components Index. Points on the graph represent the performance between January 22, 1997 and December 31, 1998. We used an eleven-month period for 1997 since we went public, and began trading as a company, on January 22, 1997.

                COMPARISON OF 23 MONTH CUMULATIVE TOTAL RETURN*
                     AMONG TRANSCRYPT INTERNATIONAL, INC.,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                   AND THE NASDAQ ELECTRONIC COMPONENTS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            TRANSCRYPT INTERNATIONAL,
                       INC.              NASDAQ STOCK MARKET (U.S.)  NASDAQ ELECTRONIC COMPONENTS
1/22/97                            $100                        $100                           $100
3/97                                $91                         $95                           $101
6/97                               $139                        $112                           $108
9/97                               $272                        $131                           $140
12/97                              $311                        $123                           $105
3/98                               $137                        $143                           $115
6/98                                $42                        $147                           $107
9/98                                $33                        $133                           $112
12/98                               $35                        $173                           $162

 * $100 INVESTED on 1/22/97 in Transcrypt common stock or on 12/31/96 in index-including reinvestment of dividends. Fiscal year ending Decmeber 31.

                DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

PROPOSAL 1: ELECT TWO DIRECTORS

    The Board has nominated two directors for election at the Annual Meeting. Each nominee is currently serving as one of our Class III directors. Each Class III director's term expires in 1999. If you re-elect them, they will hold office until the annual meeting in 2002 or until their successors have been elected or until they resign. The Board is presently seeking additional qualified directors with business experience that would prove an asset to the Board.

    We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board, or the Board may reduce the number of directors to be elected. If any director resigns, dies or is otherwise unable to serve out his term, or the Board increases the number of directors, the Board may fill the vacancy until the next annual meeting at which the Class that the director has been appointed to will be elected.

                                    NOMINEES

NAME AND AGE                                PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
------------------------------------------  ---------------------------------------------------------------------
John T. Connor (55)                         Mr. Connor has served as Transcrypt's Chairman of the Board of
                                            Directors since its inception in December 1991 through March 25,
                                            1999. He served as the Chief Executive Officer from December 1991 through July 1997 and was reappointed interim Chief Executive Officer in June 1998 until February 28, 1999. From 1969 to June 1991, he held numerous senior management positions with Deloitte & Touche LLP, an international accounting, tax and consulting firm, and its predecessor firm, Touche Ross & Co., including National Director of
                                            Tax, Associate Managing Partner, Mid-Atlantic Regional Managing
                                            Partner and a member of the management committee and Board of
                                            Directors.

Thomas E. Henning (46)                      Mr. Henning was appointed to serve the remaining term as director for
                                            Harold S. Myers, a former director of Transcrypt who passed away in
                                            December 1996. Mr. Henning previously served as director of
                                            Transcrypt from February 1993 through July 1996. Mr. Henning has, since February 1995, served as President, Chief Executive Officer and director of The Security Mutual Life Insurance Company, a life insurance, annuity and pension products company, and also serves as a director of National Bank of Commerce, a subsidiary of First Commerce
                                            Bancshares, Inc., a publicly held, exchange-listed bank holding company. From March 1990 to February 1995, Mr. Henning served as
                                            President and Chief Operating Officer of The Security Mutual Life
                                            Insurance Company.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF THE TWO NOMINEES FOR DIRECTOR.

PROPOSAL 2: APPROVE THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE
            OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED VOTING SHARES OF COMMON STOCK FROM 19,400,000 TO 25,000,000.

    We are currently authorized by our Second Amended and Restated Certificate of Incorporation to issue up to 19,400,000 shares of voting common stock. We are also authorized to issue 600,000 shares of non-voting common stock. As of March 29, 1999, a total of 12,729,082 shares of voting common stock were outstanding and 217,542 shares of non-voting common stock were outstanding. The 217,542 shares of non-voting common stock are currently owned by First Commerce Bancshares, Inc. The Second Amended and Restated Certificate of Incorporation currently provides that when shares of non-voting common stock cease to be owned by First Commerce Bancshares, they will become shares of voting common stock and that Transcrypt will have the authority to issue 20,000,000 shares of voting common stock.

    On March 25, 1999, the Board of Directors unanimously approved an amendment to our Second Amended and Restated Certificate of Incorporation to increase the number of authorized shares of voting common stock, $.01 par value, from 19,400,000 to 25,000,000. The proposed amendment would eliminate the provision which calls for an increase in the authorized shares of voting common stock when the shares of non-voting common stock cease to be owned by First Commerce Bancshares.

    Only 6,670,918 shares of voting common stock currently remain available for issuance. Of the shares of voting common stock currently available for issuance, 1,888,400 shares of voting common stock are reserved for issuance under our 1996 Stock Incentive Plan and if you approve the 1999 Non-Employee Director Stock Purchase Plan and Executive Officer Stock Purchase Plan, an additional 200,000 shares will be reserved for issuance under those plans. We have also previously announced that during the fourth quarter of 1998 we established a special provision of $10 million relating to the federal and state class action lawsuits pending in Nebraska against Transcrypt and certain of its current and former officers. While no settlement agreement has been reached, the $10 million special provision is our best estimate of the amount that would be necessary for us to contribute to settle the class actions. As previously stated, we would anticipate satisfying any settlement by issuing shares of voting common stock to class members rather than using our cash reserves. Based on recent prices for our common stock, this would require the issuance of between approximately 3,000,000 to 4,000,000 shares of voting common stock. If all these shares of voting common stock were issued under our plans and in connection with the class action lawsuits, we would then only have between approximately 1,582,518 and 582,518 shares of voting common stock available for future issuance.

    Consequently, under certain circumstances, we may not be able to issue additional shares of common stock if necessary to raise additional funds to meet our cash needs for working capital and capital expenditures, for any resolution of our pending class action lawsuits, financing transactions, stock dividends, stock splits in the form of stock dividends or for other corporate purposes without first obtaining the approval of the stockholders. The proposed increase in the number of authorized shares of voting common stock will afford us additional flexibility to take advantage of business and financial needs and opportunities without the delay and expense of seeking stockholder approval for the authorization of additional stock.

    The additional shares of voting common stock authorized by the proposed amendment would have the same rights and privileges as the shares of voting common stock currently authorized and issued. Our stockholders do not have preemptive rights under our Second Amended and Restated Certificate of Incorporation and will not have such rights with respect to the additional authorized shares of voting common stock. Except for certain transactions requiring stockholder approval under the Delaware General Corporation Law, the Board of Directors may approve the issuance of authorized shares of common stock at such times, to such persons and for all such consideration as it determines without prior approval of or ratification by the stockholders.

    Other than for the possibility of issuing new shares of voting common stock under our stock option or benefit plans, in connection with the pending class action lawsuits and upon the sale of non-voting common stock by First Commerce Bancshares, we have no present arrangements, commitments, understandings or pending negotiations of the issuance of additional shares of newly authorized voting common stock. The increase in the number of authorized shares of voting common stock is not intended to deter or to prevent a change in control, however, under certain circumstances, we could use the additional shares to create voting impediments or to frustrate persons seeking to effect a takeover or otherwise gain control of Transcrypt. We could also privately place the additional shares with purchasers who might side with our Board of Directors in opposing a hostile takeover bid although we have no present intention to do so. Although our Board of Directors is required to make any determination to issue shares of common stock based on its judgment as to the best interests of our stockholders, the Board could act in a manner that could discourage an acquisition attempt or other transaction that some, or a majority, of you might believe to be in your best interests or in which you might receive a premium for your shares above the then current market price of your shares.

    Appendix A to this Proxy Statement sets forth the text of the specific provision of the Second Amended and Restated Certificate of Incorporation to be amended and the proposed amendment described above.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSED AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

PROPOSAL 3: APPROVE THE 1999 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN

    The Board of Directors adopted the 1999 Non-Employee Director Stock Purchase Plan (the "Director Plan") on March 2, 1999, subject to your approval at the Annual Meeting.

    The Director Plan is designed to further align the interest of directors and stockholders through increased ownership of Transcrypt common stock. The Director Plan would enable our directors who are not also our employees to make an election to receive all or a portion of their annual fees for services as a member of the Board of Directors in shares of Transcrypt common stock at current market prices. We believe that the Director Plan will aid us in reaching our goal for each director to own at least 1,000 shares of common stock by year end 1999 and at least 5,000 shares by the end of their fifth year as a director. While we recognize the possible dilutive effect on the stockholders, we believe, on balance, the incentive that is provided by the opportunity for non-employee directors to participate in the growth and earnings of Transcrypt through the ability to receive Transcrypt common stock is important to our success and, accordingly, will benefit Transcrypt and its stockholders.

    A description of the material provisions of the proposed Director Plan follows. We have also included, for your review, the full text of the Director Plan which is attached to this Proxy Statement as Appendix B.

                          DESCRIPTION OF DIRECTOR PLAN

GENERAL PLAN INFORMATION

    PURPOSE. The purposes of the Director Plan are to attract, motivate and retain non-employee directors who elect to participate in the Director Plan by offering them opportunities to increase their stock ownership in Transcrypt.

    SUMMARY OF THE DIRECTOR PLAN. The Director Plan allows non-employee directors of Transcrypt to elect voluntarily to receive all or a portion of their fees for services as a member of the Board of Directors in shares of Transcrypt common stock. Benefits of a participant under the Director Plan are not assignable or transferable, except as provided in the Director Plan or by applicable law, and the shares of common stock deliverable may be subject to restrictions on transfer under applicable state or federal securities laws, unless such shares are duly registered prior to issuance.

    EFFECTIVE DATE AND DURATION OF THE DIRECTOR PLAN. The Director Plan shall become effective on the date the stockholders approve the Director Plan. Participants may make elections under the Director Plan beginning with the first quarter after the effective date. Unless earlier terminated by the Board, the Director Plan will continue indefinitely subject to the continued availability of either treasury shares or authorized, but unissued, shares of common stock. However, no such termination shall affect the prior rights under the Director Plan of anyone to whom shares have been transferred prior to such termination.

    AMENDMENTS. The Board shall have the right to amend the Director Plan in whole or in part; provided, however, that no amendment shall cancel or otherwise adversely affect in any way any participant's rights with respect to any outstanding amounts that the participant has elected to receive in shares of common stock.

    ADMINISTRATION. The Director Plan shall be administered by the Board or a committee (the "Committee") of individuals appointed by the Board to administer the Director Plan. The participating members of the Committee shall be "non-employee directors" as defined in Rule 16b-3 under the Exchange Act, or any successor rule or definition adopted by the SEC ("Rule 16b-3"), as to decisions in respect of participants who are subject to Section 16 of the Exchange Act. Subject to the provisions of the Director Plan, the Committee shall have the authority to construe and interpret the Director Plan; to resolve questions concerning the amount of benefits payable to a participant; to make all other determinations required by the Director Plan; to maintain all necessary records for the administration of the Director Plan; and to make and publish forms, rules and procedures for the administration of the Director Plan.

SHARES SUBJECT TO DIRECTOR PLAN

    NUMBER. The maximum number of shares of common stock that may be delivered under the Director Plan is 100,000, subject to adjustment. Common stock which may be issued under the Director Plan may be either treasury shares or authorized, but unissued, shares of common stock.

    ADJUSTMENT. In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of Transcrypt, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of our common stock (other than normal periodic cash dividends), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally, as it determines to be necessary or appropriate, so as to preserve the benefits intended.

ELIGIBILITY

    Only our non-employee directors are eligible to participate under the Director Plan.

PARTICIPATION

    A participant may join the Director Plan by providing us with written notice of his or her election to participate and the portion and components of his annual fees for services as a member of the Board, in increments of 25%, not to exceed an aggregate of 100%, that he or she wishes to receive in shares of common stock.

    All fees paid pursuant to the Director Plan will be credited each quarter to a share account. All amounts credited to a participant's account shall be at all times fully vested and not subject to risk of forfeiture. Shares of common stock issuable to a participant pursuant to the Director Plan shall be transferred to such participant within 30 business days following the end of the quarter in which any such compensation otherwise would have been paid and shall be valued at the average fair market value of the common stock, as provided in the Director Plan, during the last 10 trading days preceding the last business day of such quarter. If a participant's service terminates, a participant's account shall be distributed as soon as practicable in shares of common stock valued at the average fair market value, but not later than 30 business days after termination. A participant's election to join the Director Plan shall be irrevocable for the year.

TAX EFFECTS OF DIRECTOR PLAN PARTICIPATION

    The following discussion is only a summary of the principal federal income tax consequences of the common stock to be granted under the Director Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual participants, which may substantially alter or modify the federal income tax consequences herein discussed.

    A participant who elects to receive shares of common stock will recognize ordinary compensation income in the amount of the fair market value of such shares as of the date they are credited to his or her account and any cash received in lieu of fractional shares. In addition, Transcrypt will be entitled to a deduction for the amount included in the income of a participant.

    The Director Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 1999 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN.

PROPOSAL 4: APPROVE THE 1999 EXECUTIVE OFFICER STOCK PURCHASE PLAN

    The Board of Directors adopted the 1999 Executive Officer Stock Purchase Plan (the "Executive Officer Plan") on March 2, 1999, subject to your approval at the Annual Meeting.

    The Executive Officer Plan is designed to further align the interest of executive officers and stockholders through increased ownership of Transcrypt common stock. The Executive Officer Plan would enable our executive officers, who are selected by a designated committee to participate in the Executive Officer Plan, to make an election to receive up to 2.5% of their annual compensation in shares of Transcrypt common stock at 90% of fair market value. We believe that the Executive Officer Plan will aid us in reaching our goal to increase each executive officer's ownership of Transcrypt common stock. In addition, the Executive Officer Plan will assist us in attracting and retaining experienced and capable executive officers who can make significant contributions to the growth and success of Transcrypt. While we recognize the possible dilutive effect on the stockholders, we believe, on balance, the incentive that is provided by the opportunity for executive officers to participate in the growth and earnings of Transcrypt through the ability to receive Transcrypt common stock is important to our success and, accordingly, will benefit Transcrypt and its stockholders.

    A description of the material provisions of the proposed Executive Officer Plan follows. We have also included, for your review, the full text of the Executive Officer Plan which is attached to this Proxy Statement as Appendix C.

                     DESCRIPTION OF EXECUTIVE OFFICER PLAN

GENERAL PLAN INFORMATION

    PURPOSE. The purposes of the Executive Officer Plan are to attract, motivate and retain selected executive officers who elect to participate in the Executive Officer Plan by offering them opportunities to increase their stock ownership in Transcrypt.

    SUMMARY OF THE EXECUTIVE OFFICER PLAN. The Executive Officer Plan allows selected executive officers of Transcrypt to elect voluntarily to receive up to 2.5% of their annual compensation in shares of Transcrypt common stock. Benefits of a participant under the Executive Officer Plan are not assignable or transferable, except as provided in the Executive Officer Plan or by applicable law, and the shares of common stock deliverable may be subject to restrictions on transfer under applicable state or federal securities laws, unless such shares are duly registered prior to issuance.

    EFFECTIVE DATE AND DURATION OF THE EXECUTIVE OFFICER PLAN. The Executive Officer Plan shall become effective on the date the stockholders approve the Executive Officer Plan. Participants may make elections under the Executive Officer Plan beginning with the first quarter after the effective date. Unless earlier terminated by the Board, the Executive Officer Plan will continue indefinitely subject to the continued availability of either treasury shares or authorized, but unissued, shares of common stock. However, no such termination shall affect the prior rights under the Executive Officer Plan of anyone to whom shares have been transferred prior to such termination.

    AMENDMENTS. The Board shall have the right to amend the Executive Officer Plan in whole or in part; provided, however, that no amendment shall cancel or otherwise adversely affect in any way any participant's rights with respect to any outstanding amounts that the participant has elected to receive in shares of common stock.

    ADMINISTRATION. The Executive Officer Plan shall be administered by the Board or a committee (the "Committee") of individuals appointed by the Board to administer the Executive Officer Plan. The participating members of the Committee shall be "non-employee directors" as defined in Rule 16b-3 under the Exchange Act, or any successor rule or definition adopted by the SEC ("Rule 16b-3"), as to decisions in respect of participants who are subject to Section 16 of the Exchange Act. Subject to the provisions of the Executive Officer Plan, the Committee shall have the authority to select executive officers for participation in the Executive Officer Plan; to construe and interpret the Executive Officer Plan; to resolve questions concerning the amount of benefits payable to a participant; to make all other determinations required by the Executive Officer Plan; to maintain all necessary records for the administration of the Executive Officer Plan; and to make and publish forms, rules and procedures for the administration of the Executive Officer Plan.

SHARES SUBJECT TO EXECUTIVE OFFICER PLAN

    NUMBER. The maximum number of shares of common stock that may be delivered under the Executive Officer Plan is 100,000, subject to adjustment. Common stock which may be issued under the Executive Officer Plan may be either treasury shares or authorized, but unissued, shares of common stock.

    ADJUSTMENT. In the event of any change in the outstanding shares of common stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of Transcrypt, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of our common stock (other than normal periodic cash dividends), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally, as it determines to be necessary or appropriate, so as to preserve the benefits intended.

ELIGIBILITY

    Only our executive officers selected by the Committee are eligible to participate under the Executive Officer Plan.

PARTICIPATION

    A participant may join the Executive Officer Plan by providing us with written notice of his or her election to participate and the portion of his compensation, not to exceed 2.5% of annual compensation, that he or she wishes to receive in shares of common stock.

    All fees paid pursuant to the Executive Officer Plan will be credited each quarter to a share account. All amounts credited to a participant's account shall be at all times fully vested and not subject to risk of forfeiture. Shares of common stock issuable to a participant pursuant to the Executive Officer Plan shall be transferred to such participant within 30 business days following the end of the quarter in which any such compensation otherwise would have been paid and shall be valued at 90% of the average fair market value of the common stock, as provided in the Executive Officer Plan, during the last 10 trading days preceding the last business day of such quarter. If a participant's service terminates, a participant's account shall be distributed as soon as practicable in shares of common stock valued at the average fair market value, but not later than 30 business days after termination. A participant's election to join the Executive Officer Plan shall be irrevocable for the year.

TAX EFFECTS OF EXECUTIVE OFFICER PLAN PARTICIPATION

    The following discussion is only a summary of the principal federal income tax consequences of the common stock to be granted under the Executive Officer Plan, and is based on existing federal law (including administrative regulations and rulings) which is subject to change, in some cases retroactively. This discussion is also qualified by the particular circumstances of individual participants, which may substantially alter or modify the federal income tax consequences herein discussed.

    A participant who elects to receive shares of common stock will recognize ordinary compensation income in the amount of the fair market value of such shares as of the date they are credited to his or her account and any cash received in lieu of fractional shares. In addition, Transcrypt will be entitled to a deduction for the amount included in the income of a participant. Tax withholding obligations and payroll tax obligations will apply.

    The Executive Officer Plan is not a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE 1999 EXECUTIVE OFFICER STOCK PURCHASE PLAN.

PROPOSAL 5: RATIFY THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC
            ACCOUNTANTS FOR 1999

    We are asking you to ratify the Board's selection of KPMG PEAT MARWICK LLP, certified public accountants, ("KPMG") as independent public accountants for 1999.

    On May 5, 1998, we retained KPMG as our principal accountants, replacing Coopers & Lybrand L.L.P. now known as PriceWaterhouseCoopers L.L.P. ("Coopers") which, on April 24, 1998, resigned as our principal accountants. In conjunction with its resignation, Coopers advised us that their reports with respect to our consolidated financial statements, as of and for the years ended December 31, 1995 and 1996, should no longer be relied upon and were withdrawn. Neither our Board of Directors nor Audit Committee recommended the decision to change accountants. KPMG was retained to audit our financial statements for the fiscal years ended December 31, 1997 and 1998, and to reaudit our financial statements for the fiscal years ended December 31, 1995 and 1996. Our Board of Directors and Audit Committee unanimously recommended and approved the engagement of KPMG. We have selected KPMG to audit our financial statements for 1999.

    None of Coopers' reports on our consolidated financial statements as of and for the years ended December 31, 1995 and 1996 or KPMG's reports on our consolidated financial statements as of and for the years ended December 31, 1997 or 1998, contained any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principle.

    During March and April 1998, we had a number of disagreements with Coopers and reportable events that were reportable under Item 304(a) (1) (iv) and Item 304(a) (1) (v) of Regulation S-K promulgated by the SEC. These disagreements and reportable events are described in our Current Report on Form 8-K filed with the SEC on May 4,1998 (the "Initial 8-K"). The full text of the Initial 8-K, other than the exhibit, is attached hereto as Appendix D. We have modified the text as originally set forth in the Initial 8-K to add a number before each paragraph. On May 18, 1998, we received the response of Coopers to the Initial 8-K. The May 18, 1998 response of Coopers was included as Exhibit 16 to our Current Report on Form 8-K/A (Amendment No.1) filed with the SEC on May 20, 1998 ("Amendment to the Initial 8-K"). A copy of the Amendment to the Initial 8-K is attached hereto as Appendix E, except that the Initial 8-K which was attached to Coopers' response is not included because it is set forth in full in Appendix D to the Proxy Statement. We authorized Coopers to respond fully to any inquiries by KPMG.

    Prior to engaging KPMG as our principal accountants, we retained KPMG to perform a review under SAS No. 50 of the accounting principles applied by us to certain transactions that were the subject of a disagreement with Coopers. KPMG completed its preliminary review on April 28, 1998 and presented its preliminary conclusions orally to our Audit Committee on such date, which conclusions generally concurred with the views previously expressed by Coopers.

    During our two most recent fiscal years ended December 31, 1997 and during the interim period subsequent thereto until our consultations with KPMG described above, we had not consulted with KPMG with respect to the application of accounting principles to any specified transactions or the specific type of audit opinion that might be rendered on our financial statements, and no written report or oral advice was given to us other than a general discussion of proposed services and anticipated fees, nor did we consult with KPMG during such period with respect to the subject of any disagreement under Item 304(a)(l)(iv) or reportable event under Item 304(a)(l)(v) of Regulation S-K.

    A representative of KPMG will attend the Annual Meeting and be able to make a statement and to answer your questions.

    We are submitting this proposal to you because the Board believes that such action follows sound corporate practice. If you do not ratify the selection of independent public accountants, the Board will consider it a direction to consider selecting other public accountants. However, even if you ratify the selection, the Board may still appoint new independent public accountants at any time during the year if it believes that such a change would be in the best interests of Transcrypt and our stockholders.

    THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.

                    INFORMATION ABOUT STOCKHOLDER PROPOSALS

    If you wish to submit proposals to be included in our 2000 proxy statement, we must receive them, in a form which complies with the applicable securities laws, on or before December 14, 1999. In addition, in the event a stockholder proposal is not submitted to us prior to February 27, 2000, the proxy to be solicited by the Board of Directors for the 2000 Annual Meeting will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2000 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Please address your proposals to Transcrypt International, Inc., 4800 NW First Street, Lincoln, Nebraska 68521. Attention: Corporate Secretary.

                                          By order of the Board of Directors,
                                          R. Andrew Massey
                                          CORPORATE SECRETARY

April 12, 1999

                                                                      APPENDIX A

                             PROPOSED AMENDMENT OF
                          SECOND AMENDED AND RESTATED
                        CERTIFICATE OF INCORPORATION OF
                         TRANSCRYPT INTERNATIONAL, INC.

    Section 4.1 of the Second Amended and Restated Certificate of Incorporation of the Corporation which currently reads as follows:

"The Corporation is authorized to issue three classes of shares designated, respectively, "Common Stock," "Non-Voting Common Stock" and "Preferred Stock." The number of shares of Common Stock which the Corporation is authorized to issue is nineteen million four hundred thousand (19,400,000) shares, par value $0.01 per share. The number of shares of Non-Voting Common Stock which the Corporation is authorized to issue is six hundred thousand (600,000), par value $0.01 per share. The number of shares of Preferred Stock which the Corporation is authorized to issue is three million (3,000,000) shares, par value $0.01 per share. All issued and outstanding shares of Non-Voting Common Stock will become Common Stock when it ceases to be owned by First Commerce Bancshares, Inc., its subsidiaries or affiliates, or any of their successors and the Corporation will have the authority to issue twenty million (20,000,000) shares of Common Stock, all of which will be voting Common Stock."

is hereby amended in full to read as follows:

"The Corporation is authorized to issue three classes of shares designated, respectively, "Common Stock," "Non-Voting Common Stock" and "Preferred Stock." The number of shares of Common Stock which the Corporation is authorized to issue is twenty-five million (25,000,000) shares, par value $0.01 per share. The number of shares of Non-Voting Common Stock which the Corporation is authorized to issue is six hundred thousand (600,000), par value $0.01 per share. The number of shares of Preferred Stock which the Corporation is authorized to issue is three million (3,000,000) shares, par value $0.01 per share. Each issued share of Non-Voting Common Stock will become Common Stock when it ceases to be owned by First Commerce Bancshares, Inc., its subsidiaries or affiliates, or any of their successors."

                                                                      APPENDIX B

                        TRANSCRYPT INTERNATIONAL, INC.,
                 1999 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN

1. PURPOSES AND AUTHORIZED SHARES.

The purposes of this Transcrypt International, Inc., 1999 Non-Employee Director Stock Purchase Plan (the "Plan") are to attract, motivate and retain Eligible Non-Employee Directors of the Company who elect to participate in this Plan by offering them opportunities to increase their stock ownership in the Company. An aggregate number not to exceed 100,000 shares of Common Stock (subject to adjustments described in the Plan) may be delivered pursuant to this Plan. Such Common Stock may be either treasury shares or authorized, but unissued, shares of Common Stock.

2. DEFINITIONS.

Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

ACCOUNT or ACCOUNTS means the Participant's Share Account.

APPLICABLE PERCENTAGE means the percentage of Eligible Compensation subject to payment in Shares.

AVERAGE FAIR MARKET VALUE means the average of the Fair Market Values of a share of Common Stock during the last 10 trading days preceding the last business day of the Quarter, or the date specified in Section 5.2.2 or Section 5.3.3 (if applicable).

BOARD means the Board of Directors of the Company.

CODE means the Internal Revenue Code of 1986, as amended.

COMMON STOCK means the common stock of the Company, par value $.01.

COMMITTEE means the Board or a committee of the Board acting under delegated authority from the Board.

COMPANY means Transcrypt International, Inc., a Delaware corporation, and its successors and assigns.

EFFECTIVE DATE means the date of stockholder approval of the Plan.

ELIGIBLE COMPENSATION means retainer and meeting fees for services as a director.

ELIGIBLE NON-EMPLOYEE DIRECTOR means a member of the Board, who is not an officer or employee of the Company or a subsidiary, and who is compensated in the capacity as a director and (with reference to any outstanding Account balance under this Plan) any person who has an Account balance under this Plan by reason of his or her prior status as an Eligible Non-Employee Director.

EXCHANGE ACT means the Securities and Exchange Act of 1934, as amended from time to time.

FAIR MARKET VALUE means the market price of the Common Stock on the applicable date, determined by the Committee as follows:

(i) If the Common Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Stock is quoted or, if the Common Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

(ii) If the Common Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

(iii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

PARTICIPANT means any person who elects to participate in this Plan or otherwise has an Account balance under this Plan.

PLAN means this Transcrypt International, Inc., 1999 Non-Employee Director Stock Purchase Plan, as amended from time to time.

QUARTER means each calendar quarter during the term of this Plan, commencing with the beginning of the first calendar quarter after the Effective Date.

SHARES means treasury shares or authorized, but unissued, shares of Common
Stock.

SHARE ACCOUNT means an Account established under Section 5.1 pursuant to an election under Section 4.

3. PARTICIPATION.

Each Eligible Non-Employee Director may elect to receive Shares in lieu of cash compensation, under and subject to Section 4 of this Plan, for all or a portion of his or her Eligible Compensation for any Quarter.

4. SHARE ELECTIONS.

On or before the December 31 immediately preceding each calendar year (or, in the case of a person who first becomes an Eligible Non-Employee Director during the calendar year, within 30 days after becoming an Eligible Non-Employee Director), each Eligible Non-Employee Director may make an irrevocable election to receive all or a portion of his or her Eligible Compensation for the calendar year in Shares. In the case of the first Plan year, an Eligible Non-Employee Director may make such election within 30 days after the Effective Date.

The portions of the Eligible Compensation subject to payment in Shares shall be limited to increments of 0%, 25%, 50%, 75% or 100% (the "Applicable Percentage"). All elections shall be in writing on forms provided by the Company. If an election is made under this Section 4 and is not revoked or changed with respect to the following calendar year by the end of the applicable calendar year, the election will be deemed a continuing one.

5. ACCOUNTS.

5.1. SHARE ACCOUNTS.

If an Eligible Non-Employee Director has made a Share election under Section 4, an amount equal to the Applicable Percentage of the Eligible Compensation shall be withheld from fees during each Quarter and credited to a Share Account, payable as provided in Section 5.3.

5.2. IMMEDIATE VESTING AND ACCELERATED CREDITING.

5.2.1. Amounts Vest Immediately. All amounts credited to an Eligible Non-Employee Director's Account shall be at all times fully vested and not subject to a risk of forfeiture.

5.2.2. Acceleration of Crediting of Accounts. The crediting of the rights to payment of each Participant in respect of his or her Account shall be accelerated if an Eligible Non-Employee Director ceases to serve as a director of the Company. In such case, the Average Fair Market Value shall be determined as of the date of termination of service.

5.3. DISTRIBUTION OF SHARES.

5.3.1. Time and Manner of Distribution of Accounts. The Shares payable under this Plan in respect of Share Accounts shall be delivered as soon as practicable after completion of the Quarter (or shorter service period, in the event of termination of service), but no later than 30 business days following (x) the end of the Quarter or (y) the date of termination of service, if applicable. The number of Shares deliverable shall be determined by (i) dividing the amount of the Share Account (after crediting all amounts contemplated hereby) by the Average Fair Market Value of the Company's Common Stock, and (ii) rounding the number of Shares determined down to the nearest whole number of such Shares. Cash shall be paid in lieu of fractional shares.

5.3.2. Acceleration of Share Account Distribution on Termination of Service. If a Participant's service terminates, a Participant's Share Account (including accelerated benefits under Section 5.2(b)), if any, shall be distributed as soon as practicable, but no later than 30 business days thereafter, and the number and valuation of the Shares will be based on the amount in the Account divided by the Average Fair Market Value.

5.3.3. Acceleration. The Committee by declaration may accelerate any payment date (using for valuation purposes the Average Fair Market Value as of the date of its decision) in extraordinary circumstances where it determines that such action is necessary or advisable to prevent a forfeiture or permit the realization of intended benefits and is otherwise fair to the Participant and the Company.

5.4. ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.

If there shall occur any change in the outstanding shares of the Company's Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of the Company's Common Stock (other than normal periodic cash dividends), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally, as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights contemplated hereunder, including any appropriate adjustments to the market prices used in the determination of the number of Shares, and in rights in respect of Share Accounts credited under this Plan so as to preserve the benefits intended.

6. ADMINISTRATION.

6.1. THE ADMINISTRATOR.

The Administrator of this Plan shall be the Board as a whole or a Committee as appointed from time to time by the Board to serve as administrator of this Plan. The participating members of any Committee so acting shall include, as to decisions in respect of Participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act). Members of the Committee shall not receive any additional compensation for administration of this Plan.

6.2. COMMITTEE ACTION.

A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 6.1) by unanimous written consent of its members.

6.3. RIGHTS AND DUTIES; DELEGATION AND RELIANCE; DECISIONS BINDING.

Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

6.3.0.1. To construe and interpret this Plan;

6.3.0.2. To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);

6.3.0.3. To make all other determinations required by this Plan;

6.3.0.4. To maintain all the necessary records for the administration of this Plan; and

6.3.0.5. To make and publish forms, rules and procedures for the administration of this Plan.

The determination of the Committee made in good faith as to any disputed question or controversy and the Committee's determination of benefits payable to Participants, including decisions as to adjustments under Section 5.4, shall be conclusive and binding for all purposes of this Plan. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (1) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters; and
(ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

6.4. TAX WITHHOLDING.

To the extent the Committee deems tax withholding to be required with respect to any amounts payable under this Plan under the Code or any other federal, state, local or foreign law, the Committee may withhold such amounts and make appropriate payments to the relevant tax authorities.

7. PLAN CHANGES AND TERMINATION.

7.1. AMENDMENTS.

The Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 5.4, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to then outstanding Accounts. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by the amendment upon receipt of notice of the amendment.

7.2. TERM.

It is the current expectation of the Company that this Plan shall continue indefinitely, but subject to the continued availability of authorized Shares in accordance with Section 1 above. Continuance of this Plan, however, is not assumed as a contractual obligation of the Company. If the Board of Directors decides to discontinue or terminate this Plan, it shall notify the Committee and Participants in this Plan of its action in writing, and this Plan shall be terminated at the time set forth in the notice. All Participants shall be bound thereby. No benefits shall accrue under this Plan in respect of Eligible Compensation earned after a discontinuance or termination of this Plan.

8. MISCELLANEOUS.

8.1. LIMITATION ON PARTICIPANT'S RIGHTS.

Participation in this Plan shall not give any person the right to serve as a member of the Board or any rights or interests other than as herein provided. This Plan shall create only a contractual obligation on the part of the Company as to amounts payable hereunder and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Participants shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, on their Share Accounts. Participants shall not be entitled to receive actual dividends or to vote Shares until after delivery of a certificate representing the Shares.

8.2. BENEFICIARIES.

8.2.1. Beneficiary Designation. Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 8.2.2) whom such Participant desires to receive any amounts payable under this Plan after his or her death. The Company and the Committee may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

8.2.2. Definition of Beneficiary. A Participant's "Beneficiary" or "Beneficiaries" shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution to receive the Participant's benefits under this Plan in the event of the Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

8.3. BENEFITS NOT TRANSFERABLE; OBLIGATIONS BINDING UPON SUCCESSORS.

Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized. Shares deliverable under this Plan may be subject to restrictions on transfer under applicable securities laws, unless the Shares are duly registered prior to issuance. Obligations of the Company under this Plan shall be binding upon successors of the Company.

8.4. GOVERNING LAW; SEVERABILITY.

The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Delaware. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.5. COMPLIANCE WITH LAWS.

This Plan and the offer, issuance and delivery of shares of Common Stock under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and to such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to prior registration or restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as it may reasonably request to assure such compliance.

8.6. PLAN CONSTRUCTION.

It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that the distribution of Shares hereunder will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to Sections 8.5, permit elections by individual directors that would not qualify for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other directors under this Plan is not compromised.

8.7. HEADINGS NOT PART OF PLAN.

Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.

8.8. STOCKHOLDER APPROVAL.

This Plan shall become effective upon adoption of the Plan by the Board and approval of the Company's stockholders in conformity with the bylaws of the Company.

                                                                      APPENDIX C

                        TRANSCRYPT INTERNATIONAL, INC.,
                   1999 EXECUTIVE OFFICER STOCK PURCHASE PLAN

1. PURPOSES AND AUTHORIZED SHARES.

The purposes of this Transcrypt International, Inc., 1999 Executive Officer Stock Purchase Plan (the "Plan") are to attract, motivate and retain Eligible Executive Officers of the Company who elect to participate in this Plan by offering them opportunities to increase their stock ownership in the Company. An aggregate number not to exceed 100,000 shares of Common Stock (subject to adjustments described in the Plan) may be delivered pursuant to this Plan. Such Common Stock may be either treasury shares or authorized, but unissued, shares of Common Stock.

2. DEFINITIONS.

Whenever the following terms are used in this Plan they shall have the meaning specified below unless the context clearly indicates to the contrary:

ACCOUNT OR ACCOUNTS means the Participant's Share Account.

APPLICABLE PERCENTAGE means the percentage of Eligible Compensation subject to payment in Shares.

AVERAGE FAIR MARKET VALUE means the average of the Fair Market Values of a share of Common Stock during the last 10 trading days preceding the last business day of the Quarter, or the date specified in Section 5.2 (b) or Section 5.3(c) (if applicable).

BOARD means the Board of Directors of the Company.

CODE means the Internal Revenue Code of 1986, as amended.

COMMON STOCK means the common stock of the Company, par value $.01.

COMMITTEE means the Board or a committee of the Board acting under delegated authority from the Board.

COMPANY means Transcrypt International, Inc., a Delaware corporation, and its successors and assigns.

EFFECTIVE DATE means the date of stockholder approval of the Plan.

ELIGIBLE COMPENSATION means an Eligible Executive Officer's annual base salary (as determined on January 1 of the calendar year to which the election hereunder applies) for services as an officer of the Company.

ELIGIBLE EXECUTIVE OFFICER means an officer of the Company who is compensated in the capacity as an executive officer, and who is selected for participation in the Plan by the Committee, and (with reference to any outstanding Account balance under this Plan) any person who has an Account balance under this Plan by reason of his or her prior status as an Eligible Executive Officer.

EXCHANGE ACT means the Securities Exchange Act of 1934, as amended from time to time.

FAIR MARKET VALUE means the market price of the Common Stock on the applicable date, determined by the Committee as follows:

(i) If the Common Stock was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which the Common Stock is quoted or, if the Common Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.;

(ii) If the Common Stock was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market System, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market System;

(iii) If the Common Stock was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

In all cases, the determination of Fair Market Value by the Committee shall be conclusive and binding on all persons.

PARTICIPANT means any person selected for participation in this Plan by the Committee and who elects to participate in this Plan or otherwise has an Account balance under this Plan.

PLAN means this Transcrypt International, Inc., 1999 Executive Officer Stock Purchase Plan, as amended from time to time.

QUARTER means each calendar quarter during the term of this Plan, commencing with the beginning of the first calendar quarter after the Effective Date.

SHARES means treasury shares or authorized, but unissued, shares of Common
Stock.

SHARE ACCOUNT means an Account established under Section 5.1 pursuant to an election under Section 4.

3. PARTICIPATION.

Each Eligible Executive Officer may elect to receive Shares in lieu of cash compensation under and subject to Section 4 of this Plan for a portion of his or her Eligible Compensation for any calendar year. The Committee shall select which employees shall be Eligible Executive Officers for a calendar year in its sole discretion by so notifying such persons in writing.

4. SHARE ELECTIONS.

On or before the December 31 immediately preceding each calendar year (or, in the case of a person who first becomes an Eligible Executive Officer during the calendar year, within 30 days after becoming an Eligible Executive Officer) each Eligible Executive Officer may make an irrevocable election to receive a portion of his or her Eligible Compensation for the calendar year in Shares. In the case of the first Plan year, an Eligible Executive Officer may make such election within 30 days after the Effective Date.

The portions of the Eligible Compensation subject to payment in Shares shall be limited to no more than 2.5% of Eligible Compensation of the applicable calendar year (the "Applicable Percentage"). All elections shall be in writing on forms provided by the Company.

5. ACCOUNTS.

5.1 SHARE ACCOUNTS.

If an Eligible Executive Officer has made a Share election under Section 4, an amount equal to the Applicable Percentage of the Eligible Compensation shall be withheld from base salary during each Quarter and credited to a Share Account, payable as provided in Section 5.3.

5.2 IMMEDIATE VESTING AND ACCELERATED CREDITING.

(a) Amounts Vest Immediately. All amounts credited to an Eligible Executive Officer's Account shall be at all times fully vested and not subject to a risk of forfeiture.

(b) Acceleration of Crediting of Accounts. The crediting of the rights to payment of each Participant in respect of his or her Account shall be accelerated if an Eligible Executive Officer ceases to serve as an officer or employee of the Company. In such case, the Average Fair Market Value shall be determined as of the date of termination of service.

5.3 DISTRIBUTION OF SHARES.

(a) Time and Manner of Distribution of Accounts. The Shares payable under this Plan in respect of Share Accounts shall be delivered as soon as practicable after completion of the applicable Quarter (or shorter service period, in the event of termination of service), but no later than 30 business days following
(x) the end of the Quarter or (y) the date of termination of service, if applicable. The number of Shares deliverable shall be determined by (i) dividing the amount of the Share Account (after crediting all amounts contemplated hereby) by 90% of the Average Fair Market Value of the Company's Common Stock, and (ii) rounding the number of Shares determined down to the nearest whole number of such Shares. Cash shall be paid in lieu of fractional shares.

(b) Acceleration of Share Account Distribution on Termination of Service. If a Participant's service terminates, a Participant's Share Account (including accelerated benefits under Section 5.2(b)), if any, shall be distributed as soon as practicable, but not later than 30 business days thereafter, and the number and valuation of the Shares will be based on the amount in the Account divided by 90% of Average Fair Market Value.

(c) Acceleration. The Committee by declaration may accelerate any payment date (using for valuation purposes the Average Fair Market Value as of the date of its decision) in extraordinary circumstances where it determines that such action is necessary or advisable to prevent a forfeiture or permit the realization of intended benefits and is otherwise fair to the Participant and the Company.

5.4 ADJUSTMENTS IN CASE OF CHANGES IN COMMON STOCK.

If there shall occur any change in the outstanding shares of the Company's Common Stock by reason of any stock dividend, stock split, recapitalization, merger, consolidation, combination or other reorganization, exchange of shares, sale of all or substantially all of the assets of the Company, split-up, split-off, spin-off, extraordinary redemption, liquidation or similar corporate change or change in capitalization or any distribution to holders of the Company's Common Stock (other than normal periodic cash dividends), the Committee shall make such proportionate and equitable adjustments consistent with the effect of such event on stockholders generally, as the Committee determines to be necessary or appropriate, in the number, kind and/or character of shares of Common Stock or other securities, property and/or rights contemplated hereunder, including any appropriate adjustments to the market prices used in the determination of the number of Shares, and in rights in respect of Share Accounts credited under this Plan so as to preserve the benefits intended.

6. ADMINISTRATION.

6.1 THE ADMINISTRATOR.

The Administrator of this Plan shall be the Board as a whole or a Committee as appointed from time to time by the Board to serve as administrator of this Plan. The participating members of any Committee so acting shall include, as to decisions in respect of Participants who are subject to Section 16 of the Exchange Act, only those members who are Non-Employee Directors (as defined in Rule 16b-3 promulgated under the Exchange Act). Members of the Committee shall not receive any additional compensation for administration of this Plan.

6.2 COMMITTEE ACTION.

A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant in this Plan. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or (assuming compliance with Section 6.1) by unanimous written consent of its members.

6.3 RIGHTS AND DUTIES; DELEGATION AND RELIANCE; DECISIONS BINDING.

Subject to the limitations of this Plan, the Committee shall be charged with the general administration of this Plan and the responsibility for carrying out its provisions, and shall have powers necessary to accomplish those purposes, including, but not by way of limitation, the following:

(1) To construe and interpret this Plan;

(2) To resolve any questions concerning the amount of benefits payable to a Participant (except that no member of the Committee shall participate in a decision relating solely to his or her own benefits);

(3) To make all other determinations required by this Plan;

(4) To maintain all the necessary records and procedures for the administration of this Plan; and

(5) To make and publish forms, rules and procedures for the administration of this Plan.

The determination of the Committee made in good faith as to any disputed question or controversy and the Committee's determination of benefits payable to Participants, including decisions as to adjustments under Section 5.4, shall be conclusive and binding for all purposes of this Plan. In performing its duties, the Committee shall be entitled to rely on information, opinions, reports or statements prepared or presented by: (i) officers or employees of the Company whom the Committee believes to be reliable and competent as to such matters;
(ii) counsel (who may be employees of the Company), independent accountants and other persons as to matters which the Committee believes to be within such persons' professional or expert competence. The Committee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of such persons. The Committee may delegate ministerial, bookkeeping and other non-discretionary functions to individuals who are officers or employees of the Company.

6.4 TAX WITHHOLDING.

To the extent the Committee deems tax withholding to be required with respect to any amounts payable under this Plan under the Code or any other federal, state, local or foreign law, the Committee may withhold such amounts and make appropriate payments to the relevant tax authorities.

7. PLAN CHANGES AND TERMINATION.

7.1 AMENDMENTS.

The Board shall have the right to amend this Plan in whole or in part from time to time or may at any time suspend or terminate this Plan; provided, however, that, except as contemplated by Section 5.4, no amendment or termination shall cancel or otherwise adversely affect in any way, without his or her written consent, any Participant's rights with respect to then outstanding Accounts. Any amendments authorized hereby shall be stated in an instrument in writing, and all Participants shall be bound by the amendment upon receipt of notice of the amendment.

7.2 TERM.

It is the current expectation of the Company that this Plan shall continue indefinitely, but subject to the continued availability of authorized shares in accordance with Section 1 above. Continuance of this Plan, however, is not assumed as a contractual obligation of the Company. If the Board of Directors decides to discontinue or terminate this Plan, it shall notify the Committee and Participants in this Plan of its action in writing, and this Plan shall be terminated at the time set forth in the notice. All Participants shall be bound thereby. No benefits shall accrue under this Plan in respect of Eligible Compensation earned after a discontinuance or termination of this Plan.

8. MISCELLANEOUS

8.1 LIMITATION ON PARTICIPANTS' RIGHTS.

Participation in this Plan shall not give any person the right to serve as an officer or employee of the Company or any of its subsidiaries or any rights or interests other than as herein provided. This Plan shall create only a contractual obligation on the part of the Company as to amounts payable hereunder and shall not be construed as creating a trust. This Plan, in and of itself, has no assets. Participants shall have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, on their Share Accounts. Participants shall not be entitled to receive actual dividends or to Shares until after delivery of a certificate representing the Shares.

8.2 BENEFICIARIES.

(a) Beneficiary Designation. Upon forms provided by and subject to conditions imposed by the Company, each Participant may designate in writing the Beneficiary or Beneficiaries (as defined in Section 8.2(b)) whom such Participant desires to receive any amounts payable under this Plan after his or her death. The Company and the Committee may rely on the Participant's designation of a Beneficiary or Beneficiaries last filed in accordance with the terms of this Plan.

(b) Definition of Beneficiary. A Participant's "Beneficiary" or "Beneficiaries" shall be the person, persons, trust or trusts (or similar entity) designated by the Participant or, in the absence of a designation, entitled by will or by laws of descent and distribution to receive the Participant's benefits under this Plan in the event of the Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is identified and able to act under the circumstances.

8.3 BENEFITS NOT TRANSFERABLE; OBLIGATIONS BINDING UPON SUCCESSORS.

Benefits of a Participant under this Plan shall not be assignable or transferable and any purported transfer, assignment, pledge or other encumbrance or attachment of any payments or benefits under this Plan, or any interest therein, other than by operation of law or pursuant to Section 8.2, shall not be permitted or recognized. Shares deliverable under this Plan may be subject to restrictions on transfer under applicable securities laws, unless the Shares are duly registered prior to issuance. Obligations of the Company under this Plan shall be binding upon successors of the Company.

8.4 GOVERNING LAW; SEVERABILITY.

The validity of this Plan or any of its provisions shall be construed, administered and governed in all respects under the laws of the State of Delaware. If any provisions of this Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions hereof shall continue to be fully effective.

8.5 COMPLIANCE WITH LAWS.

This Plan and the offer, issuance and delivery of shares of Common Stock under this Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law) and of such approvals by any listing agency or any regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to prior registration or such restrictions as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements, and the person acquiring such securities shall, if requested by the Company, provide such assurance and representations to the Company as it may reasonably request to assure such compliance.

8.6 PLAN CONSTRUCTION.

It is the intent of the Company that transactions pursuant to this Plan satisfy and be interpreted in a manner that satisfies the applicable conditions for exemption under Rule 16b-3 promulgated under the Exchange Act ("Rule 16b-3") so that the distribution of Shares hereunder will be entitled to the benefits of Rule 16b-3 or other exemptive rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. The Committee may, subject to Section 8.5, permit elections by individual officers that would not quality for exemption under Section 16(b) of the Exchange Act, so long as the availability of any exemption thereunder for other officers this Plan is not compromised.

8.7 HEADINGS NOT PART OF PLAN.

Headings and subheadings in this Plan are inserted for reference only and are not to be considered in the construction of the provisions hereof.

8.8 STOCKHOLDER APPROVAL.

This Plan shall become effective upon adoption of the Plan by the Board and approval of the Company's stockholders in conformity with the bylaws of the Company.

                                                                      APPENDIX D

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT
                               ------------------

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): APRIL 24, 1998

                            ------------------------

                         TRANSCRYPT INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        0-21681                      47-0801192
(State or other jurisdiction     (Commission File Number)           (I.R.S. Employer
      of incorporation)                                          Identification Number)

                 4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521
             (Address of Principal Executive Offices and Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 474-4800

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

1. (i) On April 24, 1998, Coopers & Lybrand L.L.P. ("Coopers") resigned as the principal accountants of Transcrypt International, Inc. (the "Company"). On April 27, 1998, the Company issued a news release disclosing this information, among other things. The full text of that news release is filed herewith as
Exhibit 99.1 and is incorporated by reference herein.

2. In conjunction with its resignation, Coopers advised the Company that their reports with respect to the consolidated financial statements of the Company and its subsidiaries, as of and for the years ended December 31, 1995 and 1996, should no longer be relied upon and are withdrawn. As of the date of this Report, the Company is in the process of retaining a new independent accountant.

3. (ii) None of Coopers' reports on the financial statements of the Company and its subsidiaries as of and for the years ended December 31, 1995 and 1996 contained any adverse opinion or a disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope, or accounting principle. An audit report on the financial statements of the Company and its subsidiaries as of and for the year ended December 31, 1997 has not yet been issued.

4. (iii) Neither the Company's Board of Directors nor its Audit Committee recommended the decision to change accountants.

5. (iv) Prior to its resignation on April 24, 1998, Coopers had been the independent public accountant of the Company since 1992, and representatives of Coopers have worked closely with the Company's management in connection with the Company's financial statements. Coopers performed timely interim reviews of the Company's quarterly financial statements since the Company's initial public offering and reviewed significant year-end and quarter-end sales. Coopers also worked with management in establishing appropriate accounting policies, procedures and controls, including specific revenue recognition policies.

6. During the Company's two most recent fiscal years and subsequent interim period through mid- to late-March 1998, the Company received no indication from Coopers regarding a disagreement on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Coopers, would have caused Coopers to make reference to the subject matter of the disagreement in connection with any of its reports, nor did the Company receive any indication from Coopers regarding any other reportable event under Rule 304. Coopers consented to the inclusion of its audit reports in connection with the Company's two public offerings completed on January 22, 1997 and October 15, 1997, and provided "comfort letters" in connection with such offerings. On February 6, 1998, the Company released its financial results for 1997 via a public press release. The audit partner of Coopers read and took no exception to such press release prior to its issuance.

7. During late February and March 1998, Coopers informed the Company that Coopers had received several anonymous letters and one anonymous telephone call which, among other things, questioned the accounting practices of the Company relating primarily to certain sales transactions and alleed wrongdoing in connection therewith. Beginning shortly after the receipt of the first letter, meetings were held involving management of the Company, members of the Company's Audit Committee and the Coopers audit partner. At an Audit Committee meeting held on March 4, 1998 attended by the Coopers audit partner, Coopers indicated that the Company's reserve for receivables was adequate based on information currently available to it, and that the sales transactions referred to in the first anonymous letter had been recorded consistent with the Company's revenue recognition procedures, as previously approved by Coopers. On March 5, 1998, the Company issued a press release referring to the first anonymous letter and stating that the Company continued to stand by its previously issued financial statements and publicly announced financial results, but was continuing to investigate these matters. The audit partner of Coopers read and took no exception to such press release prior to its issuance.

8. In mid-March 1998, the Company learned that the National Office of Coopers had become involved in the review of issues raised in the anonymous letters. During the week of March 23, 1998, a representative of the National Office held several meetings with Company management and one meeting with members of the Company's Audit Committee. The Company also was advised that the National Office representative began to review Coopers' workpapers. On March 26, 1998, in a meeting attended by the Coopers audit partner and National Office representative, members of the Audit Committee and certain members of management, the Company was advised orally that Coopers was still in the process of reviewing and examining the workpapers relating to the 1997 audit and that adjustments would be required to previously announced financial results for 1997, although Coopers stated that it was not yet in a position to quantify such adjustments. On March 27, 1998, the Company issued a press release indicating that its 1997 Annual Report on Form 10-K would be delayed and that adjustments would be made to the Company's previously announced results.

9. In a number of subsequent meetings held in late March and in April 1998 between Coopers and Audit Committee members and Coopers and management of the Company, Coopers described adjustments that it was considering recommending regarding the Company's 1997 financial statements and that such adjustments might impact the Company's 1996 fiscal year. During this time, the Company provided additional documentation and information to Coopers regarding the transactions at issue.

10. During its meetings with Coopers, representatives of the Company questioned Coopers regarding the basis and support for its proposed adjustments under generally accepted accounting principles ("GAAP") and discussed with Coopers the Company's reliance on Coopers' prior review of certain of these transactions and audits. On April 3, 1998, the Board of Directors of the Company met and, due to its belief that Coopers had a potential conflict of interest in reviewing its prior work, authorized the Audit Committee to retain another major independent accounting firm to review, under SAS No. 50, the accounting principles applied to the transactions in question and report whether the accounting principles applied were in accordance with GAAP. Such independent accountant was retained by the Company. In addition, the Audit Committee retained independent counsel to conduct an investigation and advise the Audit Committee in connection with certain matters, concurring with Coopers' advice that it must do so.

11. On the afternoon of April 23, Company management spoke with representatives of the other major accounting firm to discuss their SAS No. 50 review. On the morning of April 24, 1998, special counsel for the Audit Committee contacted Coopers' outside counsel telephonically and informed such counsel that the Company would agree to Coopers' proposed accounting treatment of the transactions in question, and requested that Coopers proceed with completion of the audit. Promptly thereafter, Coopers' outside counsel called back the special counsel to the Audit Committee and informed such special counsel that Coopers would be contacting the Audit Committee, and further that the members of the special counsel's law firm would not be permitted to review Coopers' workpapers that day as previously agreed. Shortly thereafter, representatives of Coopers held a conference call with the Audit Committee Chairman and notified the Chairman that Coopers was resigning, effective immediately, as the Company's independent accountant, and that Coopers was withdrawing its audit reports relating to the Company's 1995 and 1996 financial statements.

12. Set forth below is a description of the disagreements between Coopers and the Company reportable under Rule 304(a)(1)(iv). These items were discussed between Coopers and members of the Audit Committee at various times in late March or in April 1998. The Company has authorized Coopers to respond fully to inquiries of the successor accountant (when retained), including inquiries concerning these matters.

    1. E.F. JOHNSON COMPANY

13. (a) Revenue Recognition for Systems Contracts. E.F. Johnson Company ("EFJ") is the Company's wholly-owned, consolidated subsidiary acquired on July 31, 1997. Certain contract revenues totaling approximately $2,626,000 were recorded by EFJ during the fourth quarter of 1997. EFJ had historically recognized revenues on system contracts using the "percentage of completion" method, applying the ratio of costs incurred to date to the total cost of the system. In late March 1998, Coopers informed the Company that costs of purchased materials, even though incurred, should not be included in the percentage of completion calculation until installation and integration of such materials into the system has at least begun. The Company intends to make this change, which will result in a substantial downward adjustment in the Company's 1997 annual and fourth quarter consolidated operating results.

14. (b) Revenue Recognition for License of Technology. Revenue from a license of technology by EFJ totaling $300,000 was recorded in the fourth quarter of 1997 based upon the electronic delivery to the customer in that quarter of certain technical know-how and documentation. Coopers' current position is that, since the customer had a cancellation right and the payment terms extend beyond one year, revenue should be recognized on an installment basis. The Company notes that although the purchase agreement initially contained a cancellation right, it was amended to eliminate such right prior to issuance of the Company's 1997 financial results. Nevertheless, the Company will recognize revenue on these sales as payments are received. This change will result in a downward adjustment in the Company's 1997 annual and fourth quarter consolidated operating results.

15. (c) Opening Balance Sheet of EFJ. EFJ's finished goods and work in process inventory at July 31, 1997 totaled approximately $3 million. In connection with its acquisition of EFJ, the Company did not believe that it was appropriate to adjust such inventories to allocate a portion of the purchase price for potential manufacturing profit on these inventories. Coopers reviewed the allocation of purchase cost of EFJ at the time of the acquisition and provided substantial assistance to the Company in preparing the opening balance sheet of EFJ. On March 31, 1998, Coopers informed the Company that inventories should have been adjusted for the manufacturing profit included in inventory at the acquisition date. The Company intends retroactively to reduce goodwill and increase inventories of EFJ by the amount of the manufacturing profit included in inventory at the date of acquisition, effective July 31, 1997. No final determination has been made at this time regarding the amounts of the adjustments. The Company believes that these changes may impact the annual and third and fourth quarter consolidated operating results for 1997.

16. A second issue is whether the opening balance sheet should have been adjusted to reduce a $500,000 bad debt reserve that was established by EFJ with respect to a receivable from a specific customer. The Company ultimately collected the receivable after the customer received third party financing of $30 million in the first quarter of 1998, and the Company left the $500,000 reserve on the books. In connection with Coopers' audit for 1997, Coopers informed the Company that the Company could not make any adjustments retroactively to the EFJ opening balance sheet. Coopers' current position is that this recovery should have been reflected retroactively by reducing the goodwill recorded in the purchase allocation and eliminating the reserve that had been established. This change could impact the annual and the third and fourth quarter consolidated operating results for 1997. The Company is currently evaluating these issues, including whether Coopers' current position is consistent with SFAS No. 38, as interpreted in Staff Accounting Bulletin No. 92.

    2. TRANSCRYPT INTERNATIONAL, INC.

17. (a) Revenue Recognition on Certain Government Agency Sales. The Company recorded revenues on a number of "quick ship" sales involving national security to a federal government agency based on the shipment of products. This quick ship process began in mid-1996 and initially involved the receipt by the Company from the customer of oral orders that included a federal purchase request number. Later, in the second quarter of 1997, at the recommendation of Coopers, this process was modified to include the receipt of a "pro forma invoice" order signed by the customer reflecting all of the material terms and conditions of the sale. The customer, in the usual course of business, would subsequently reduce the transaction to a formal written agreement. Coopers has now advised the Company that such revenues should not have been recorded until a formal written agreement was received, on the grounds that the federal government's commitment may not have been perfected until that time. The Company intends to adjust its historical financial statements to delay recognition of the full amount of these revenues until the period that a formal written agreement was received, and intends to follow this procedure in the future. This change will impact the timing of revenue recognition in the Company's 1997 consolidated operating results and may impact the 1996 consolidated operating results.

18. In addition, the Company also recorded, during the second and third quarters of 1997, revenues totaling approximately $2.2 million on sales for which the Company has not received formal written agreements from the federal government agency customer. On March 25, 1998, the customer advised the Company in writing that the person with whom the Company had been dealing in the past in these transactions did not have the authority to bind the government. The customer also advised the Company that it would not ratify these transactions pursuant to the Company's ratification request dated March 11, 1998. On March 25, 1998, the Company filed a certified claim to recover the amounts due on these sales. Coopers' position is that in light of these facts, these revenues must be reversed in their entirety. The Company intends to eliminate these revenues from its consolidated 1997 operating results and will only recognize these revenues if this claim is favorably resolved.

19. (b) Revenue Recognition on Sales to Certain International Dealers and Distributors. In mid-March 1998, Coopers reevaluated a number of sales by the Company to certain international dealers and distributors during 1997. Coopers indicated that some of the dealers and distributors appeared to lack a commitment and ability to pay for the products, and therefore the sales should not have been recorded on the accrual basis. This disagreement relates to the Company's program to offer financing for the purchase of the Company's products by certain international dealers and distributors to further develop the Company's distribution channels. At the time of each of these sales, the Company received a written purchase order from the customer, and the Company believed that each of these customers had the ability to pay for the products. The Company currently believes that potential eliminations and adjustments to the timing of revenues involve sales totaling an estimated $2.0 million in 1997. The Company is continuing to review this issue, including the magnitude and timing of any adjustments in 1997, whether any additional 1997 sales would be involved and whether any adjustments may be required to 1996 consolidated operating results.

20. (c) Other Revenue Recognition Issue. The Company believes that Coopers first raised this issue as a disagreement subsequent to its resignation on April 24, 1998. According to Coopers, the Company recorded revenues based upon shipments to certain customers who had an explicit right to exchange the product for other products. Coopers' position is that revenues on these sales should not have been recorded until a final sale was consummated. Coopers has indicated that adjustments will impact the annual and quarterly consolidated operating results for 1997, but does not know whether 1996 and 1995 will be affected. The Company is currently evaluating this issue.

21. (v) Set forth below is a description of the events reportable under Rule 304(a)(1)(v). The Company, and with respect to certain matters, the special counsel to the Audit Committee, are currently evaluating these issues:

22. (A) Internal Controls: Coopers has informed the Company that it believes that the Company's internal controls over the proper recording of revenue transactions were deficient.

23. (B) Reliance on management representations/association with financial statements prepared by management: Coopers has informed the Company's Audit Committee in meetings in late March and in April 1998 that it believes that it was possible that illegal acts may have been committed by Company personnel, including management. In this regard, Coopers recommended that the Audit Committee retain independent counsel to conduct a special investigation into possible illegal acts. The Audit Committee retained independent counsel for such purpose and such counsel's investigation is continuing. Coopers informed the Audit Committee that under these circumstances, it could no longer rely on representations made by Company management.

24. (C) Notification of need to expand audit scope and identification of matters that may result in changes to financial statements of 1997 or prior years:
Coopers informed the Company's Audit Committee, in conjunction with its resignation on April 24, 1998, that it would have needed to significantly expand its audit scope to examine all revenue transactions recorded in 1995, 1996 and 1997 and all credit memos issued in those periods and subsequently.

25. Coopers has also identified the following issues which it believes may result in significant changes to financial statements of one or more years and quarters, which Coopers believes were unresolved as the result of its resignation prior to completion of the expanded audit scope:

26. 1. Issues regarding the purchase accounting for the 1997 acquisition of EFJ, including reserves established as of the acquisition date for restructuring, doubtful accounts and contracts in process, proper valuation of purchased in-process research and development and whether a valuation allowance is required for deferred tax assets.

27. 2. Issues regarding the appropriateness of recording revenues in 1996 and 1997 for transactions where goods may have been shipped to public warehouses, family members, employees and to the Company itself.

28. 3. Issues regarding the verification of the physical existence and the valuation of inventory at customer locations, where there was substantial uncertainty regarding the customer's commitment and ability to pay for the products, and at other locations such as public warehouses, and inventory returned to the Company after year-end where such inventory was not accepted or was exchanged by the customer.

29. 4. Issues regarding the appropriateness of recording revenues in 1996 and 1997 for sales of newly developed products for which engineering development may not have been complete.

30. 5. Issues regarding reserving for sales returns and allowances.

31. 6. Issues regarding the possible need for a valuation allowance with respect to the Company's consolidated deferred tax asset balance.

32. (D) Matter that may require a change to 1996 financial statements: Coopers informed the Audit Committee, in conjunction with its resignation on April 24, 1998, of the need to make an adjustment to the 1996 financial statements for the following item, but due to Coopers' resignation such adjustment has not yet been made:

33. The Company recorded $240,000 of revenues for engineering services upon invoicing in November 1996; a contract was received dated December 31, 1996. These services may not have been completed until 1997. Coopers' position is that revenues should not be recorded until the related services have been provided. This change could negatively impact the Company's 1996 annual and fourth quarter consolidated operating results and positively impact 1997 annual and quarterly consolidated operating results.

34. The Company has requested from Coopers a letter addressed to the Commission stating whether it agrees with all of the above statements (as in response to Rule 304(a)). A copy of this letter will be filed as an exhibit to an amended Report on Form 8-K promptly upon the Company's receipt of same.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS.

    None required.

(b) PRO FORMA FINANCIAL INFORMATION.

    None required.

(c) EXHIBITS.

    The following are furnished as exhibits to this report:

    99.1 News Release issued on April 27, 1998 by the Registrant.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                TRANSCRYPT INTERNATIONAL, INC.

                                By:            /s/ JEFFERY L. FULLER
                                     -----------------------------------------
                                                 Jeffery L. Fuller
                                              Chief Executive Officer
                                       (Principal executive officer and duly
Date: May 4, 1998                              authorized signatory)

                                                                      APPENDIX E

                                   UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                   FORM 8-K/A
                                 CURRENT REPORT

                            ------------------------

                       PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                            ------------------------

        Date of Report (Date of earliest event reported): April 24, 1998

                         TRANSCRYPT INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        0-21681                      47-0801192
(State or other jurisdiction     (Commission File Number)           (I.R.S. Employer
      of incorporation)                                          Identification Number)

                 4800 NW FIRST STREET, LINCOLN, NEBRASKA 68521
             (Address of Principal Executive Offices and Zip Code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (402) 474-4800

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

    On May 18, 1998, Transcrypt International, Inc. (the "Company") received the response of its former auditors, Coopers & Lybrand L.L.P. ("Coopers"), to the Company's Current Report on Form 8-K filed with the Commission on May 4, 1998, which Form 8-K announced that Coopers had resigned as the Company's independent public accountant and had withdrawn its opinion on the Company's 1995 and 1996 financial statements, among other things. The March 18, 1998 response of Coopers, annexed hereto as Exhibit 16, is incorporated in its entirety by reference in response to this Item 4. The position of the Company on disputed issues is set forth in its May 4, 1998 Form 8-K filing, which is incorporated herein by this reference. The Company does not agree with Coopers' characterization of certain events in its response or the implications of Coopers' statements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a) FINANCIAL STATEMENTS.

    None required.

(b) PRO FORMA FINANCIAL INFORMATION.

    None required.

(c) EXHIBITS.

    The following are furnished as exhibits to this report:

    16 Letter from Coopers & Lybrand L.L.P. to the Commission dated May 18,
1998.

                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                TRANSCRYPT INTERNATIONAL, INC.

                                By:            /s/ JEFFERY L. FULLER
                                     -----------------------------------------
                                                 Jeffery L. Fuller
                                              CHIEF EXECUTIVE OFFICER
                                       (Principal executive officer and duly
Date: May 20, 1998                             authorized signatory)

                               INDEX TO EXHIBITS

EXHIBIT NO.                                       DESCRIPTION
-----------  -------------------------------------------------------------------------------------
        16   Letter from Coopers & Lybrand L.L.P. to the Commission dated May 18, 1998.

                                   EXHIBIT 16

       [LETTERHEAD OF COOPERS & LYBRAND, L.L.P., OMAHA, NEBRASKA OFFICE]

May 18, 1998

Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

Ladies and Gentlemen:

    We have read the statements made by Transcrypt International, Inc. (the "Registrant") in its Form 8-K report that we understand the Registrant filed with the Commission pursuant to Item 4 of Form 8-K on May 4, 1998 (copy attached). We disagree with many of the Registrant's statements in its Form 8-K, as we set forth below. Some of the reasons why we disagree with the Registrant's statements are also set forth below. For ease in referring to specific portions of the Form 8-K, we have numbered each of the Registrant's paragraphs as shown in the attached copy of the Form 8-K and refer to the Registrant's statements by those paragraph numbers.

    1. In its fifth paragraph, the Registrant states that Coopers & Lybrand L.L.P. ("C&L") worked with the Registrant's management in establishing appropriate accounting policies, procedures and controls, including specific revenue recognition policies. We do not agree with this statement. While C&L commented on certain internal control matters over the years, C&L did not work with the Registrant's management to establish accounting policies and procedures for the Registrant, including the Registrant's revenue recognition policies. In its fifth paragraph, the Registrant also indicates that C&L performed timely interim reviews of the Registrant's quarterly financial statements since the Registrant's initial public offering and reviewed significant year-end and quarter-end sales. We would respond that, in accordance with AICPA standards, an accountant's "review" of quarterly financial statements is substantially less in scope than an audit, and such a review does not necessarily involve the examination of documentary evidence related to any "reviewed" transaction. Furthermore, with respect to the Registrant's year-end sales, the only year-end since the Registrant's initial public offering was December 31, 1997. C&L resigned prior to completing its audit procedures for the Registrant's year ending December 31, 1997, and therefore the Registrant was not entitled to take comfort that any transactions had been audited even though C&L was in the process of performing certain audit procedures. Moreover, the Registrant was aware that C&L, while conducting its audit procedures for year-end 1997, had uncovered numerous issues with respect to improperly recorded transactions. Further discussion of these points is set forth below.

    2. In its sixth paragraph, the Registrant states that until mid-to-late March 1998 it had received no indication from C&L of "disagreements" or other "reportable events" under Rule 304 (actually, Item 304 of SEC Regulation S-K). We do not agree with this statement, nor do we agree with the implications of the Registrant's further statement in this paragraph that the C&L audit partner had read the Registrant's February 6, 1998 press release announcing the Registrant's financial results for 1997 and took no exception to it prior to issuance. Starting on December 31, 1997, when C&L identified and reported to the Registrant's management the percentage-of-completion issue at the Registrant's E.F. Johnson subsidiary, and on a continuing basis thereafter, C&L raised numerous questions to the Registrant's management relating to the Registrant's revenue recognition and other issues as C&L identified them during the course of its audit, which was never completed, of the Registrant's financial results for 1997. Moreover, the Registrant's management was aware at the time it issued its February 6, 1998 press release that none of these issues had been resolved to C&L's satisfaction. Prior to February 6, the C&L audit partner had discussed with the Registrant's senior management the fact that there were numerous open issues and incomplete audit procedures remaining in the audit. Indeed, on the morning of February 6 before the press release was issued, the C&L audit partner specifically discussed with the Registrant's senior management one of the principal open issues. Further, the Registrant's management also was aware at that time of its delays in completing its closing process and that it had not provided C&L with sufficient time to complete critical audit procedures before the Registrant issued its February 6 press release. For example, the Registrant had not provided its 1997 consolidating schedules to C&L until late in the evening of February 5, 1998. The Registrant issued its press release at approximately 10:00 a.m. on February 6. C&L also at no time provided any assurance to the Registrant that C&L had audited the financial results for 1997 that the Registrant announced in its February 6 press release. Further, despite C&L's numerous requests to the Registrant from January 1998 on for additional documentation and information to help C&L resolve the many accounting issues and questions it had identified with respect to the Registrant's 1997 financial results, the Registrant's management failed to provide C&L with any additional documentation or information until after late February 1998, when C&L received the first anonymous letter alleging wrongful revenue recognition by the Registrant. After late February 1998, management was still very slow in providing C&L with the documentation and information C&L had requested to complete its audit. Even after the anonymous letters began to arrive in late February 1998, the Registrant's management-- expressing incredulity that anyone would question its accounting practices--focused on finding out who had sent the anonymous letters, rather than on the more important question, with which C&L was concerned, of whether the allegations in the letters had any factual basis. In fact, as C&L discovered, virtually all of the allegations in the anonymous letters proved to be accurate. As C&L's attempts to audit the Registrant continued, management's misdirected focus became increasingly apparent. Over time, the numerous questions and possible accounting misstatements by the Registrant that C&L had earlier identified and reported to management eventually reached the level of "disagreements" and other "reportable events" as C&L discussed with the Registrant's management and ultimately with the Audit Committee.

    3. In its seventh paragraph, the Registrant states that at a March 4, 1998 meeting with the Registrant's Audit Committee the C&L audit partner indicated that the Registrant's reserve for receivables was adequate based on the information that C&L had available at the time and that the sales referred to in the first anonymous letter had been recorded consistent with the Registrant's revenue recognition procedures, as previously approved by C&L. We disagree with this statement. Concerning the Registrant's reserves for receivables, C&L had specifically expressed concern during the March 4, 1998 meeting with the Registrant's Audit Committee regarding the adequacy of the Registrant's reserves for receivables because of unanswered confirmations and lack of subsequent cash collections. In addition, while it was the Registrant's position at the March 4 meeting that the Registrant's underestimate of its reserves for receivables at Transcrypt was offset by an overestimate of reserves at the E.F. Johnson subsidiary the Registrant had acquired during 1997, C&L subsequently learned of erroneous accounting for an E.F. Johnson receivable collected after the acquisition, which resulted in the Registrant's overall understatement of reserves (which is discussed in the formal "disagreement" disclosed in the Registrant's sixteenth paragraph). In addition, at the time of the March 4 Audit Committee meeting, the sales referenced in the first anonymous letter (which sales also are the subject of the formal "disagreement" that the Registrant disclosed in its eighteenth paragraph) continued to be an open item in C&L's audit for which C&L had not received information that it had previously requested, i.e., a written contract or confirmation from the government. C&L had previously told the Registrant's management on several occasions that there had to be some resolution of this issue before the Registrant's Form 10-K could be filed. The Registrant's management knew this issue had not been resolved by March 4, 1998, and C&L did not in any way advise the Registrant's Audit Committee on March 4, 1998 that this issue had been resolved, as the Registrant implies in its seventh paragraph. Our comments below in response to the Registrant's seventeenth and eighteenth paragraphs deal further with these sales. Our comments above in response to the Registrant's fifth paragraph also apply here in response to the implication of Registrant's seventh paragraph that C&L had approved revenue recognition procedures of the Registrant. In its seventh paragraph, the Registrant additionally states that before it had issued its March 5, 1998 press release saying that it continued to stand by its previously issued financial statements and its previously announced financial results, the C&L audit partner had read this press release and took no exception to it. We disagree with the implications of this statement. While the C&L audit partner knew the Registrant's position on March 5 was that the Registrant was continuing to stand by its 1997 financial results that the Registrant had announced on February 6, 1998, the C&L audit partner had never approved or audited those financial results, as the Registrant's management was well aware. In fact, at the time of the March 5 press release, the Registrant's management was well aware that no resolution had been reached of the numerous accounting issues and questions that C&L had raised to management.

    4. In its eighth paragraph, the Registrant discusses that in mid-March 1998 it learned that the National Office of C&L had become involved in the review of issues raised in the anonymous letters. We disagree with the implications of this paragraph that C&L's National Office became involved solely to review the issues raised by the anonymous letters. C&L's local office had specifically requested the assistance of C&L's National Office after C&L had received the anonymous letters. C&L's local office had requested the assistance of C&L's National Office not only on the issues raised by the anonymous letters, but also on the many other broader issues relating to the Registrant's accounting. This broader scope included the many still open and unresolved issues that C&L had previously identified to the Registrant's management. To provide this broad assistance, it was necessary for the C&L National Office partner to review the working papers that C&L's local office had prepared to date. In further response to the Registrant's eighth paragraph, we would also point out that, during the referenced meetings with the Registrant's management and with the Audit Committee the week of March 23, 1998, the local C&L audit partner always attended these meetings along with the representative of C&L's National Office.

    5. In its ninth paragraph, the Registrant states that during late March and in April 1998 it provided additional documentation and information to us regarding the transactions at issue. We disagree with any implication in this statement that during this time period the Registrant had provided C&L with all of the documentation and information that C&L had requested. Starting in January 1998 and continuing until April 24, 1998, when C&L resigned, there were at all times outstanding documentation and information requests that C&L had made to the Registrant that the Registrant had failed to satisfy. During the week of the March 27, 1998 press release described in the Registrant's eighth paragraph, the Registrant's management had engaged another accounting firm, TenEyck Associates, Inc. ("TenEyck"), to review certain accounting issues that C&L had raised to date for which the Registrant's management disagreed with C&L. Only after consulting with TenEyck (and after receiving the March 25, 1998 letter from the government customer referenced in the Registrant's eighteenth paragraph) did the Registrant's management finally appear to acknowledge that it would have to record adjustments to its previously announced financial results. Moreover, in many cases the additional documentation and information the Registrant provided C&L during this time period in response to C&L's requests only led C&L to make additional requests for more documentation and information from the Registrant because of the incomplete and questionable explanations that the Registrant provided to C&L.

    6. In its tenth paragraph, the Registrant states that on April 3, 1998, its Board of Directors authorized the Audit Committee to engage another major accounting firm to conduct a review, under SAS No. 50, of the accounting principles C&L had proposed for the transactions in question because the Board believed that C&L had a potential conflict of interest in reviewing its prior work. We disagree with certain aspects of this statement and the implications of the statement. The Registrant did not engage the other major accounting firm, which was KPMG Peat Marwick ("KPMG"), to review C&L's prior work; rather, KPMG was engaged to review C&L's accounting conclusions with which C&L understood the Registrant's management disagreed. Further, we disagree with the Registrant's statement that C&L had any potential conflict of interest in reviewing its prior work. Since C&L's 1997 audit of the Registrant was in progress and had not been completed, it was necessary and appropriate under normal audit procedures for C&L to review its prior work to date, in conjunction with its continuing examination of the Registrant's financial records, particularly in light of the new information of which C&L had become aware as a result of its ongoing inquiries and the anonymous letters. Moreover, until the Registrant had so stated in its May 4, 1998 Form 8-K, neither the Board, the Audit Committee nor KPMG had ever advised C&L of any belief that C&L had a conflict of interest in reviewing its prior work to date in order to try to complete its audit. We would also note that KPMG was the second accounting firm the Registrant had engaged in a period of a few weeks to try to obtain an accounting opinion different from what C&L had advised. It is C&L's understanding that both of the other accounting firms that the Registrant consulted with during this period--TenEyck and KPMG--agreed with C&L's opinions on the accounting principles at issue. In its tenth paragraph, the Registrant further states that the Audit Committee retained independent counsel to conduct an investigation and advise the Audit Committee in connection with certain matters, concurring with C&L's advice that it must do so. We believe this statement by the Registrant requires further elaboration to be fully accurate. On April 2, 1998, the day preceding the April 3 Board meeting that the Registrant also discusses in this paragraph, the C&L audit partner and two C&L National Office partners held a meeting with the Registrant's Audit Committee (which is made up of three outside Directors of the Registrant). C&L had initiated this meeting with the Audit Committee and had specifically requested that the Audit Committee not permit the Registrant's management and counsel to attend the meeting. C&L advised the Audit Committee at this private April 2 meeting that C&L had identified possible fraud by the Registrant, and that the fraud possibly had been committed by, or at the direction of, the Registrant's most senior management. C&L explained to the Audit Committee during the meeting details of the primary circumstances and events that had led C&L to reach this conclusion of possible fraud, including the fact, among others, that in late March 1998 C&L's investigations had led it to a non-anonymous and apparently credible source who expressly told C&L that the Registrant's management had intentionally manipulated sales revenues. During the April 2 meeting, C&L told the Audit Committee that, because of the possibility of fraud and illegal acts,
(1) in C&L's opinion, the Audit Committee should retain special counsel who was independent of the Registrant and its management to conduct an investigation to determine whether fraud or other illegal acts in fact had occurred; and (2) if the Audit Committee did not do this, C&L would resign. In response, the Registrant's outside counsel made repeated attempts to convince C&L and the Audit Committee that the Audit Committee did not need to retain special counsel. On April 7, 1998, the same three C&L partners had a telephonic meeting with the Audit Committee in which C&L repeated its position that, if the Audit Committee did not retain special counsel to investigate the possible fraud, C&L would resign. With that, the Audit Committee then retained special counsel.

    7. In its eleventh paragraph, the Registrant states that on the morning of April 24, 1998, the Audit Committee's special counsel telephoned C&L's outside counsel and informed C&L's outside counsel that "the Company would agree with Coopers' proposed accounting treatment of the transactions in question" and requested that C&L proceed with completion of the audit. We disagree with the quoted portion of this statement. Until late in the day on April 24, 1998, no one had suggested to C&L or its outside counsel that the Registrant (as opposed to KPMG) had now decided to agree with C&L's proposed accounting treatment of the transactions in question that KPMG was reviewing under SAS No. 50. Moreover, based on what the Registrant itself states in later paragraphs of the Form 8-K, specifically its fifteenth, sixteenth and nineteenth paragraphs, concerning reportable "disagreements" with C&L, the Registrant still is continuing to evaluate whether it agrees with C&L's proposed accounting treatment for some of the transactions involved in KPMG's review under SAS No. 50. Furthermore, C&L had made its decision to resign on the evening of the prior day, April 23. Early the morning of April 24, at approximately 8:30 a.m. (or approximately one hour before the Audit Committee's special counsel spoke with C&L's outside counsel), C&L telephoned the Audit Committee Chairman and requested that a conference call be set up as soon as possible that morning between C&L and the Audit Committee. C&L's purpose in requesting this conference call was to inform the Audit Committee of C&L's resignation decision. Because of C&L's resignation decision, C&L also decided to postpone for the time being the appointment that happened to be that day for the Audit Committee's special counsel to review the working papers and to continue its debriefing of C&L's audit partner pursuant to C&L's volunteered and ongoing efforts to assist the special counsel in the investigation that C&L had requested into the Registrant's possible fraud. Notably, due to a number of factors, C&L's ecision to resign would not have been altered even if C&L had been able to learn on the evening of April 23 or the morning of April 24 that the Registrant now agreed with C&L's proposed accounting treatment of the transactions in question. C&L had assumed for some time that the Registrant's management would ultimately face the reality that it had to agree with C&L's proposed accounting adjustments. C&L had already decided a month earlier--during the week of March 23, 1998-- that, if the Registrant's management refused to agree to the accounting adjustments C&L believed were necessary, C&L would take exception to or render an adverse opinion on the Registrant's financial statements for 1997. Accordingly, the exercise the Registrant's management was going through to obtain yet a third opinion on the proper accounting treatment was not important to C&L. C&L knew at the time of its decision to resign that KPMG appeared to be in agreement with C&L on the issues involved in the SAS No. 50 review. C&L also had understood for approximately a month that the other accounting firm the Registrant's management had engaged, TenEyck, appeared to be in agreement with C&L on the issues. The factors, among others, that did lead to C&L's decision to resign included the following: (a) the unresolved issues relating to C&L's concerns about the integrity of the Registrant's management and possible fraud, which concerns arose while C&L was attempting to do its audit for year-end 1997; (b) the repeated attempts by the Registrant, Audit Committee and their counsel to pressure C&L to complete its audit prior to May 7, 1998, when the Registrant had been ordered to appear at a NASDAQ delisting hearing due to the Registrant's late Form 10-K; (c) the concerns C&L had that, prior to the Registrant's desired May 7, 1998 audit deadline, the Audit Committee's special counsel was not likely to have sufficient time and opportunity to conduct the thorough and comprehensive investigation that C&L had envisioned when it had requested the Audit Committee to retain special counsel to investigate the possible fraud and illegal acts, much less permit C&L sufficient time and opportunity before the May 7, 1998 delisting hearing to review the special counsel's findings and conclusions and to determine if C&L agreed with them; (d) the numerous examples of the Registrant's management presenting information to C&L that C&L later learned constituted distortions of the truth and half-truths, while the Registrant's management continued to resist making the necessary corrections to the financial results it had reported for 1997; and (e) the increasingly apparent indications C&L would need to extend its audit procedures far beyond normal audit procedures, and also beyond the audit for calendar year 1997 to include calendar years 1995 and 1996, due to C&L's concerns about the integrity of the Registrant's management at all levels and possible fraud.

    8. In its twelfth paragraph, the Registrant states it is setting forth the "disagreements" between C&L and the Registrant that are reportable under Rule 304 (actually, Item 304 of SEC Regulation S-K) that C&L and members of the Audit Committee discussed at various times in late March or in April 1998. We disagree with any implication of this statement that, as the Registrant claimed in its sixth paragraph, C&L had not given any indication to the Registrant regarding any disagreements at an earlier time. We accordingly refer here to our response above to the Registrant's sixth paragraph.

    9. In its thirteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L concerning application of the percentage-of-completion accounting method to the systems contracts of the Registrant's E.J. Johnson subsidiary. We disagree with the implications of the Registrant's discussion in this paragraph that E.F. Johnson's consistent practice, prior to its July 31, 1997 acquisition by the Registrant, was to include major purchased components in the percentage-of-completion calculation when such components had not yet begun to be installed into the system. This was not E.F. Johnson's prior practice before its acquisition by the Registrant. Further, the costs the Registrant had included in its percentage-of-completion calculation for this contract had not, in C&L's opinion, even been incurred during 1997. In December 1997, the Registrant had ordered the components at issue from several vendors, with the request that each vendor issue the Registrant a "pro forma invoice" by December 31, 1997, in an apparent attempt by the Registrant to demonstrate that it had incurred the costs in 1997. Each of these pro forma invoices in fact was dated December 30 or 31, 1997. However, the components were not delivered to the Registrant by December 31, 1997. In fact, the components were not even scheduled for delivery until April 1998 at the earliest. Moreover, C&L believes it unlikely that the vendors had even manufactured the component parts by December 31, 1997. Even if such components actually had been manufactured in only two or three weeks during late December, then C&L believes that they should not be included in a cost-to-cost calculation of the percentage of completion because they would not be special purpose component parts. Rather, they would be "off-the-shelf" components that should not be included in a percentage-of-completion calculation, which is intended to measure the revenue earned by the Registrant's substantive efforts toward completion. Further, we also disagree with the Registrant's implication in its thirteenth paragraph that it was not until late March 1998 that C&L first informed the Registrant of C&L's position in this regard. To the contrary, C&L informed the Registrant in early January 1998 and again prior to the February 6, 1998 press release that inclusion of significant uninstalled materials in the percentage-of-completion calculation for E.F. Johnson's system contracts was not appropriate.

    10. In its fourteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L concerning revenue the Registrant had recorded in the fourth quarter of 1997 under a license contract containing a cancellation right. The Registrant states that C&L's "current" position is that, because the customer had a cancellation right and the payment terms extend beyond one year, revenue should be recognized on an installment basis. The Registrant also states that it amended the contract to eliminate the cancellation right before issuing its 1997 financial results. We disagree with the implications of these statements. C&L at no time agreed with the Registrant's position that the revenue from this license agreement could be recorded in 1997 if the contract subsequently was amended to eliminate the customer's cancellation right. The Registrant had recorded the revenue for this contract on the last day of the year, December 31, 1997. The terms of the original contract gave the customer the right until February 15, 1998 to cancel the contract; the contract additionally set forth a payment schedule over a three-year period for the customer to pay the Registrant, with the customer's first payment not due until February 15, 1998, when the cancellation right expired. The Registrant, in January 1998, in an attempt to have the contract revenue apply to its 1997 revenues, contacted the customer and, on January 30, 1998-- only two weeks before the customer's cancellation right was to expire anyway under the original terms of the contract--the Registrant and the customer agreed to amend the contract to delete the customer's cancellation right. C&L received a copy of the amended contract in mid-March 1998 and concluded, based on all of these facts, that the Registrant was not entitled to recognize any revenue from this contract in 1997 and, further, that when the Registrant could properly recognize revenue from this contract beginning in 1998, it must be recognized on an installment basis.

    11. In its sixteenth paragraph, the Registrant discusses the reportable disagreement it had with C&L of whether the opening balance sheet after the Registrant's acquisition of E.F. Johnson Company should have been adjusted to reduce a $500,000 bad debt reserve established by E.F. Johnson and left on the books, although the receivable was collected in the first quarter of 1998. The Registrant does not mention that if goodwill and the bad debt reserve of E.F. Johnson are reduced by $500,000, as C&L believes would be appropriate, it is C&L's further opinion that the Registrant's consolidated bad debt reserve potentially could be understated by an amount substantially in excess of $500,000. Further, C&L disagrees with the Registrant's implication that C&L, after reaching a final audit opinion on this issue, had later changed its position. Retroactive adjustments to acquisition date balance sheets are not ordinarily made as a result of changes in circumstances that occur subsequent to the acquisition date. Occasionally, as was the case for the Registrant, however, facts are discovered subsequent to the acquisition that indicate the circumstances were different on the acquisition date than originally believed. In the course of C&L's audit for 1997, C&L learned additional information that indicated the retroactive adjustment in question was necessary as it was not due to a change of circumstances after the acquisition.

    12. In its seventeenth paragraph, the Registrant discusses its reportable disagreement with C&L concerning recognition of revenue on certain government agency sales. We disagree with implications of certain aspects of this paragraph. The Registrant states that the government agency customer at issue, in the usual course of business, would subsequently reduce the transaction to a formal written agreement. However, the events described in the Registrant's eighteenth paragraph demonstrate why the Registrant's assertions that recording revenue on shipments prior to receipt of a contract is not an appropriate accounting policy. The Registrant also states that C&L has now advised the Registrant that these revenues should not have been recorded until a formal written agreement was received. However, the Registrant fails to point out that it had never informed C&L until late April 1998 that, in May 1997, the government agency customer at issue had notified the Registrant by letter that the agency's contact person with whom the Registrant was dealing was not authorized to contractually commit the government agency. In late April 1998, the Registrant received a letter from the government agency that enclosed a copy of this May 1997 letter. The Registrant's management had informed and assured C&L on numerous occasions prior to late April 1998 that the Registrant's recording of revenue on shipments before receipt of a contract was appropriate for transactions with this government agency due to the unique circumstances involved, including the agency's need for quick shipments for national security reasons. Had C&L known about the government's May 1997 letter to the Registrant, C&L never would have initially accepted management's practice of recording revenues before receipt of a formal written contract for these transactions.

    13. In its eighteenth paragraph, the Registrant discusses its reportable disagreement with C&L concerning the specific transactions with the government agency customer referenced in the preceding paragraph. We disagree with certain aspects of the Registrant's statements in this paragraph and with implications of the Registrant's statements. The Registrant states that on March 25, 1998 this government agency customer advised the Registrant that the agency's employee with whom the Registrant had been dealing was not authorized to contractually bind the government, thereby implying that the Registrant first learned this on March 25, 1998. However, this is not true. As noted above, the government agency had sent a letter in May 1997 to the Registrant advising that this agency employee was not authorized to contractually commit the government agency. Further, the Registrant also had been orally informed of this in a meeting with the government agency in mid-March 1998. In its eighteenth paragraph, the Registrant also fails to mention that, when it had recognized the revenue from these transactions in the second and third quarters of 1997, it had shipped the products at issue for this government agency to a public warehouse. C&L subsequently learned in late February 1998 or in March 1998 that these products remained in the public warehouse and, to the best of C&L's knowledge as of the date it resigned, continue to remain there. The Registrant further fails to mention that it had not manufactured many of the products in question, but rather that another company had supplied a significant majority of the products and was paid by the Registrant because the other company had refused to ship products to the government agency without a binding contract.

    14. In its nineteenth paragraph, the Registrant refers to its reportable disagreement with C&L concerning the registrant's recognition of revenue on shipments to certain international dealers and distributors. We take issue with several aspects of this paragraph. The Registrant states that in mid-March 1998 C&L "reevaluated" these sales that the Registrant made during 1997, implying that C&L had previously audited these sales. As C&L's response above to the Registrant's fifth paragraph points out, there is a significant difference under AICPA standards between an accountant's quarterly review procedures and its audit procedures at year-end. For example, the quarterly reviews would not rdinarily include examination of the customer credit files. The Registrant does not mention in this paragraph that it had failed to perform ordinary credit review procedures prior to its agreement to advance substantial amounts of credit to these dealers and distributors, as C&L learned in conducting its audit procedures for year-end 1997. The Registrant also fails to note that C&L's position, with which the Registrant disagreed, is that certain of these shipments by the Registrant to public freight forwarders are in substance consigned inventory, rather than sales, because the shipments are not in any distribution channel and, in at least one instance, the product was shipped back to the Registrant after year-end 1997.

    15. In its twentieth paragraph, the Registrant discusses its reportable disagreement with C&L regarding shipments to customers who had the explicit right to exchange the products shipped for other products. The Registrant states that it believes C&L did not disclose this issue to the Registrant until after C&L resigned. We disagree with this statement. In early April 1998, some weeks before C&L resigned on April 24, 1998, C&L specifically informed the Registrant's management and its Audit Committee about this issue after C&L had reviewed one of the Registrant's customer files that disclosed the customer's express right to exchange the products the Registrant was shipping for other products. In mid-April 1998, C&L repeated this information to the Audit Committee's special counsel and an Audit Committee member in conjunction with C&L's efforts to assist the special counsel's investigation of the possible fraud.

    16. In its twenty-second paragraph, the Registrant discloses the reportable event that C&L had informed the Registrant that the Registrant's internal controls for recording of sales revenue were deficient. C&L would add that it discussed the Registrant's lack of internal controls for revenue recognition with the Registrant's Audit Committee in March 1998.

    17. In its twenty-third paragraph, the Registrant discusses the reportable event relating to C&L's disclosure to the Audit Committee that C&L had identified possible fraud and illegal acts at the Registrant, which possibly involved the Registrant's management. C&L's discussion in more detail of this issue is set forth above in response to the Registrant's tenth paragraph and should be referenced. C&L would also clarify in response to the Registrant's statements in its twenty-third paragraph that, as of April 2, 1998, when C&L reported the possible fraud and illegal acts to the Audit Committee, C&L also indicated to the Audit Committee on that date that C&L felt it could no longer rely on representations of the Registrant's management under the circumstances existing at that time.

    18. In its twenty-fourth paragraph, the Registrant discusses C&L's need to expand the scope of its audit, which the Registrant states C&L indicated only at the time of its resignation on April 24, 1998. However, C&L had informed the Audit Committee at meetings in late March and early April 1998 that C&L's audit scope would have to be significantly expanded.

    19. In its twenty-fifth paragraph, the Registrant discloses that C&L had identified issues that may result in significant changes to the Registrant's financial statements of one or more years and quarters that C&L "believes" were unresolved as the result of its resignation prior to completion of the expanded audit scope. However, for clarification, C&L would state that these issues in fact existed and were unresolved at the time of C&L's resignation.

    20. In its twenty-seventh paragraph, the Registrant describes one of the specific unresolved issues C&L had dentified as being issues regarding the appropriateness of the Registrant's recording of revenues in 1996 and 1997 for transactions where the Registrant "may" have shipped goods to itself, to public warehouses, to family members and to employees. However, at the time of its resignation, C&L did not believe it was merely "possible" that in 1997 the Registrant had made shipments to itself, to public warehouses and to employees' family members. C&L learned when conducting its audit procedures for 1997 that the Registrant in fact had made some shipments of this nature during 1997. C&L had not resolved at the time of its resignation whether the Registrant had improperly recorded revenues in 1997 for such transactions.

    21. In its twenty-ninth paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding the appropriateness of recording revenues in 1996 and 1997 for sales of newly developed products for which engineering development may not have been complete. C&L would more fully describe these issues as regarding the appropriateness of the Registrant's recording of revenues in 1996 and 1997 for sales of newly developed products for which, given the large volume of defects found and merchandise returned by customers, engineering development may not have been complete at the time the Registrant began marketing the products.

    22. In its thirtieth paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding reserving for sales returns and allowances. C&L would more fully describe these issues as regarding the adequacy of the Registrant's reserves for inventory returns and allowances given the large volume of merchandise returned by customers due to product defects and other return arrangements.

    23. In its thirty-first paragraph, the Registrant describes one of the specific unresolved issues C&L had identified as being issues regarding the possible need for a valuation allowance with respect to the

Registrant's consolidated deferred tax asset balance. C&L would more fully describe these issues as regarding the possible need for a valuation allowance with respect to the Registrant's consolidated deferred tax asset balance given the history of losses experienced both by Transcrypt and by E.F. Johnson.

    24. The Registrant's thirty-third paragraph discusses a reportable event regarding reversal of $240,000 for engineering services revenue that the Registrant recorded in November 1996 under a contract dated December 31, 1996. These services were for the same government agency discussed in the Registrant's eighteenth paragraph. In the Registrant's thirty-second paragraph, the Registrant states that C&L had disclosed the need to make this adjustment in conjunction with C&L's resignation on April 24, 1998. However, the Registrant does not note that, at C&L's request, the Registrant had provided C&L in late March 1998 with a list of all revenues the Registrant had recorded for this government agency in 1996. This list reflected the November 1996 billing and the December 31, 1996 contract date, but the list did not indicate when the Registrant had provided the services in question to the government agency. Only on April 22, 1998, after C&L had repeatedly requested the Registrant to supply this information, did the Registrant finally provide C&L with the information that allowed C&L to determine that the Registrant had performed all or most of the services in 1997. Further, the Registrant states in this thirty-third paragraph that these services "may not" have been completed until 1997. We disagree with this statement. As noted, all or most of these services were performed in 1997. Finally, the Registrant states in this paragraph that this accounting change "could" negatively impact the Registrant's 1996 annual and fourth quarter consolidated operating results. However, it is C&L's position that this change is required and that it will negatively impact 1996 results.

                                          Very truly yours,
                                          /s/ COOPERS & LYBRAND L.L.P.
       -------------------------------------------------------------------------
                                          COOPERS & LYBRAND L.L.P.

PRELIMINARY PROXY

PROXY

                         TRANSCRYPT INTERNATIONAL, INC.
                     PROXY SOLICITED BY BOARD OF DIRECTORS

    Thomas R. Larsen, Thomas R. Thomsen and Thomas C. Smith, and each of them, with full power of substitution, are hereby appointed proxy to vote all the stock of Transcrypt International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders on May 20, 1999, and at any adjournments thereof, to be held at the Cornhusker Hotel located at 333 South 13th Street, Lincoln, Nebraska 68508.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" THE PROPOSED AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, "FOR" THE APPROVAL OF THE 1999 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN, "FOR" THE APPROVAL OF THE 1999 EXECUTIVE OFFICER STOCK PURCHASE PLAN AND "FOR" THE RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS.

PROPOSAL ONE. ELECTION OF DIRECTORS

/ /        FOR all Nominees listed below (except as    / /        WITHHOLD AUTHORITY to vote for all
           indicated to the contrary below)                       Nominees listed below

                      John T. Connor and Thomas E. Henning

INSTRUCTION: To withhold authority to vote for any individual Nominee, write that Nominee's name in the space provided below.

--------------------------------------------------------------------------------

PROPOSAL TWO. APPROVAL OF THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED
              CERTIFICATE OF INCORPORATION

                  / / FOR       / / AGAINST       / / ABSTAIN

PROPOSAL THREE. APPROVAL OF THE 1999 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN

                  / / FOR       / / AGAINST       / / ABSTAIN

PROPOSAL FOUR. APPROVAL OF THE 1999 EXECUTIVE OFFICER STOCK PURCHASE PLAN

                  / / FOR       / / AGAINST       / / ABSTAIN

PROPOSAL FIVE. RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS
               INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 1999

                  / / FOR       / / AGAINST       / / ABSTAIN

    In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, including procedural and other matters relating to the conduct of the meeting.

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE TWO DIRECTOR NOMINEES, FOR APPROVAL OF THE AMENDMENT TO OUR SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, FOR APPROVAL OF THE 1999 NON-EMPLOYEE DIRECTOR STOCK PURCHASE PLAN, FOR APPROVAL OF THE 1999 EXECUTIVE OFFICER STOCK PURCHASE PLAN AND FOR RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP.

                  Please sign exactly as name appears hereon.

                                          --------------------------------------

                                          --------------------------------------
                                               Dated: ____________________, 1999

                                               When shares are held by joint
                                               tenants, both should sign. When
                                               signing as attorney, as executor,
                                               administrator, trustee or
                                               guardian, please indicate as
                                               such. If a corporation, please
                                               sign in full corporate name by an
                                               authorized officer. If a
                                               partnership, please sign in
                                               partnership name by authorized
                                               person.

             I (WE) DO / / DO NOT / / EXPECT TO ATTEND THE MEETING.

        PLEASE DATE, SIGN AND RETURN THIS CARD IN THE ENCLOSED ENVELOPE.